WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS
  ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION
  PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                              META GROUP, INC.,

                          MG ACQUISITION CORPORATION

                                     AND

                            THE SENTRY GROUP, INC.


                        Dated as of September 23, 1998

                              TABLE OF CONTENTS

ARTICLE I - THE MERGER.......................................................2
  1.1 The Merger.............................................................2
  1.2 Effective Time.........................................................2
  1.3 Certain Effects of the Merger..........................................2
  1.4 Articles of Organization...............................................2
  1.5 By-Laws................................................................3
  1.6 Directors and Officers.................................................3
  1.7 Certain Other Agreements...............................................3
  1.8 Escrow.................................................................3
  1.9 Stockholder Representative.............................................4
ARTICLE II - CONVERSION AND EXCHANGE OF SECURITIES; MERGER CONSIDERATION.....4
  2.1 Shares of the Surviving Corporation....................................4
  2.2 Conversion of Company Common...........................................4
  Conversion of SENTRY Securities; Warrants; Contingent Consideration;
  Limitation on Shares of META Common; Book Escrow Release...................5
  2.4 Exchange Agent........................................................11
  2.5 No Fractional META Common or Warrants.................................11
  2.6 Distribution of META Common and Warrants..............................11
  2.7 Closing of Stock Transfer Books.......................................12
  2.8 Dissenting Shares.....................................................12
  2.9 No Liability..........................................................12
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SENTRY......................13
  3.1 Corporate Existence and Power.........................................13
  3.2 Corporate Authorization...............................................13
  3.3 Governmental Authorization............................................14
  3.4 Non-Contravention.....................................................14
  3.5 Capitalization........................................................14
  3.6 Subsidiaries..........................................................15
  3.7 Financial Statements..................................................15
  3.8 Absence of Undisclosed Liabilities....................................15
  3.9 Properties............................................................16
  3.10 Real Property........................................................16
  3.11 Condition of Tangible Assets.........................................16
  3.12 Intellectual Property................................................16
  3.13 Absence of Certain Changes...........................................18
  3.14 Litigation...........................................................19
  3.15 Material Contracts...................................................19
  3.16 Taxes................................................................21
  3.17 Employees............................................................22
  3.18 Transactions with Affiliates.........................................23
  3.19 Insurance Coverage...................................................23
  3.20 Compliance with Laws; No Defaults....................................24
  3.21 Finders' Fees........................................................24
  3.22 Environmental Matters................................................24
  3.23 Intercompany Arrangements; Conflicts.................................25
  3.24 Employee Plans.......................................................25
  3.25 Other Information....................................................26
  3.26 Sale of the Book.....................................................27
  3.27 Closing Balance Sheet................................................27
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF META AND THE COMPANY.........27
  4.1 Corporate Existence and Power.........................................27
  4.2 Corporate Authorization...............................................27
  4.3 Governmental Authorization............................................28
  4.4 Non-Contravention.....................................................28
  4.5 Capitalization........................................................28
  4.6 META Common...........................................................28
  4.7 META SEC Documents....................................................28
  4.8 Absence of Certain Changes............................................29
  4.9 Litigation............................................................29
  4.10 Finders' Fees........................................................29
ARTICLE V - COVENANTS.......................................................29
  5.1 Mutual Covenants and Agreements.......................................29
  5.2 Certain Covenants of SENTRY...........................................31
  5.3 Covenants of META and the Company.....................................35
ARTICLE VI - CLOSING MATTERS................................................35
  6.1 The Closing...........................................................35
  6.2 Documents and Certificates............................................36
ARTICLE VII - CONDITIONS OF CLOSING.........................................36
  7.1 Conditions to Obligations of META, the Company and SENTRY.............36
  7.2 Conditions Applicable to META and the Company.........................37
  7.3 Conditions Applicable to SENTRY.......................................39
ARTICLE VIII - TERMINATION..................................................40
  8.1 Termination...........................................................40
  8.2 Notice of Termination; Effect of Termination..........................41
  8.3 Procedure Upon Termination............................................41
ARTICLE IX -- SURVIVAL; INDEMNIFICATION.....................................41
  9.1 Survival..............................................................41
  9.2 Indemnification.......................................................42
  9.3 Third Person Claims...................................................43
  9.4 Limitations on Indemnification........................................44
  9.5 Method of Payment; Nonexclusivity.....................................44
  9.6 Directors and Officers Indemnification................................44
  9.7 No Contribution.......................................................45
ARTICLE X -- MISCELLANEOUS..................................................45
  10.1 Other Remedies; Specific Performance.................................45
  10.2 Expenses.............................................................45
  10.3 Further Assurances...................................................45
  10.4 Parties in Interest..................................................46
  10.5 Entire Agreement.....................................................46
  10.6 Amendment or Modification............................................46
  10.7 Waiver...............................................................46
  10.8 Assignability........................................................46
  10.9 Certain Definitions..................................................46
  10.10 Headings and Interpretation.........................................49
  10.11 Notices.............................................................49
  10.12 Law Governing.......................................................50
  10.13 Invalidity of Provisions............................................50
  10.14 Counterparts; Facsimile Signatures..................................50

Exhibits
--------
  Exhibit A   -- Participation Agreement
  Exhibit B   -- Registration Rights Agreement
  Exhibit C   -- Escrow Agreement
  Exhibit D-1 -- Form of Common Stock Purchase Warrant -- CurrentExercisability Exhibit D-2 -- Form of Common Stock Purchase Warrant -- Contingent
                 Exercisability
  Exhibit E   -- Intentionally Omitted Exhibit F-- Intentionally Omitted
  Exhibit G   -- List of Employees Who Have Signed Noncompetition/Nondisclosure
                 Agreements
  Exhibit H-1 -- Form of Opinion of Counsel to SENTRY
  Exhibit H-2 -- Form of  Opinion of Counsel to Safeguard/Safeguard
                 LTIP Participants
  Exhibit I   -- Form of Opinion of Counsel to META

 Schedules
 ---------

                 Agreement and Plan of Merger -- Page iv


                              Glossary of Terms

Term                                                Section
----                                                -------

Accounting Referee...............................   2.3(e)
Acquisition Proposals............................   5.2(m)
Affiliate........................................   10.9
Agreement........................................   Introduction
Book Closing Documents...........................   2.3(g)
Book Escrow Payments.............................   2.3(g)
Book Purchase Agreement..........................   2.3(g)
Burdensome Condition.............................   7.1(a)
CERCLA...........................................   10.9
Certificates.....................................   2.6(b)
Closing..........................................   6.1
Closing Balance Sheet............................   7.2(o)
Closing Date.....................................   6.1
Code.............................................   3.16(a)
Commission.......................................   4.7
Company..........................................   Introduction
Confidentiality Agreement........................   5.1(c)
Constituent Corporations.........................   Introduction
Contingent Closing Date..........................   2.3(e)
Contingent Consideration.........................   2.3(e)
Contingently Exercisable Warrants................   2.3(a)
Control..........................................   10.9
Currently Exercisable Warrants...................   2.3(a)
Damages..........................................   9.2
Dissenting Shares................................   2.8
EEOC.............................................   3.17(b)
Effective Time...................................   1.2
Employees........................................   3.17(a)
Environmental Laws...............................   10.9
Environmental Liabilities........................   10.9
ERISA............................................   3.24(a)
ERISA Affiliate..................................   3.24(a)
Escrow Account...................................   1.8(b)
Escrow Agent.....................................   1.8(a)
Escrow Agreement.................................   1.7(a)
Escrow Shares....................................   1.8(c)
Exchange Act.....................................   4.3
Exchange Agent...................................   2.4
Exchange Ratio...................................   2.3(a)
Final META Stock Price...........................   10.9
Financial Statements.............................   3.7

              Agreement and Plan of Merger -- Pave v

Former SENTRY Holders............................   2.3(e)(i)
Governmental Authority...........................   3.3
Hazardous Substance..............................   10.9
Implied Contingent Closing Date..................   9.1
Indemnified Parties..............................   9.6
Indemnitee.......................................   9.2
Information Statement............................   5.2(h)
Initial Consideration............................   2.3(a)
IRS..............................................   3.24(b)
Key Employees....................................   3.17(d)
Liabilities or Obligations.......................   3.8
Lien.............................................   3.4
Major Stockholders...............................   1.7(a)
Massachusetts BCL................................   Recitals
Material Adverse Effect on META..................   4.1
Material Adverse Effect on SENTRY................   3.1
META.............................................   Introduction
META Closing Price...............................   10.9
META Common......................................   Recitals
META Contingent Closing Price....................   10.9
META SEC Documents...............................   4.7
Meeting..........................................   5.2(h)
Merger...........................................   1.1
Merger Consideration.............................   2.3(a)
Non-Plan Options.................................   5.1(f)
Notice of Claim..................................   9.3
Orchid...........................................   2.3(e)
Options Exchange Ratio...........................   10.9
Order............................................   8.1(c)
Outstanding Options..............................   5.1(f)
Participation Agreement..........................   1.7(a)
person...........................................   10.9
Registration Rights Agreement....................   1.7(a)
Release..........................................   10.9
Resale Registration Statement....................   5.1(g)
Return or Returns................................   3.16(a)
Safeguard........................................   5.2(k)
Schedules........................................   Introduction to
                                                    Article III
Securities Act...................................   4.3
SENTRY...........................................   Introduction
SENTRY Common....................................   Recitals
SENTRY Employee Plans............................   3.24(a)
SENTRY Intellectual Property Rights..............   3.12
SENTRY Option....................................   5.1(f)
SENTRY Securities................................   3.5
SENTRY Stockholders..............................   2.3(e)
SENTRY Stock Option Plans........................   10.9
SENTRY Third Party Intellectual Property Rights..   3.12
SENTRY Warrants..................................   10.9
Stockholder Representative.......................   1.9
Subsidiary.......................................   10.9
Surviving Corporation............................   1.1
Surviving Corporation Auditors...................   10.9
Surviving Corporation Operating Income...........   10.9
Surviving Corporation Operating Margin...........   10.9
Surviving Corporation Revenues...................   10.9
Tax or Taxes.....................................   3.16(a)
Third Person.....................................   9.3
Unaudited Balance Sheet..........................   3.7
Warrants.........................................   2.3(a)
Wiesner..........................................   2.3(g)

                        AGREEMENT AND PLAN OF MERGER


        This Agreement and Plan of Merger dated as of September 23, 1998 (the "Agreement") by and among META Group, Inc., a Delaware corporation ("META"), MG Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of META (the "Company"), and The Sentry Group, Inc., a Massachusetts corporation ("SENTRY"; SENTRY and the Company being hereinafter sometimes called the "Constituent Corporations"):

                                 WITNESSETH:

        WHEREAS, the authorized capital stock of META consists of (i) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, and (ii) 45,000,000 shares of Common Stock, par value $.01 per share (the "META Common"), of which 11,357,587 shares were issued and outstanding as of August 31, 1998;

        WHEREAS, the authorized capital stock of the Company consists of 3,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding and are owned beneficially and of record by META;

        WHEREAS, the authorized capital stock of SENTRY consists of 12,000,000 shares of Common Stock, par value $.01 per share (the "SENTRY Common"), of which 6,156,882 shares are issued and outstanding as of the date hereof;

        WHEREAS, the respective Boards of Directors of the Company and SENTRY have, by adoption of votes regarding the same, approved this Agreement and the transactions contemplated hereby including, without limitation, the merger of the Company with and into SENTRY under and pursuant to the Massachusetts Business Corporation Law (the "Massachusetts BCL") upon the terms and subject to the conditions hereinafter set forth;

        WHEREAS, pursuant to and upon the effectiveness of the Merger (as defined herein), each then outstanding share of SENTRY Common (subject to certain limited exceptions as set forth herein) shall be converted into the right to receive the Merger Consideration (as defined herein), net of applicable withholding and other taxes, upon the terms and subject to the conditions set forth herein; and

        WHEREAS, to induce META and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain of SENTRY's stockholders have entered into certain agreements with META and the Company pursuant to which such SENTRY stockholders have undertaken to take certain actions in connection with the transactions contemplated by this Agreement.

        NOW,  THEREFORE,  in  consideration  of these  premises  and the  mutual agreements, provisions and covenants contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                  THE MERGER

     1.1 The Merger. In accordance with Section 78 of the Massachusetts BCL, the Company shall be merged with and into SENTRY (the "Merger"), and SENTRY shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation"). The purpose of the Surviving Corporation shall be as set forth in Article II of the articles of organization of the Surviving Corporation, as amended in accordance with
Section 1.4. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting shares of each of the Constituent Corporations into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

     1.2 Effective Time. The Merger shall become effective as of the time of the filing of the executed articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts and any required districts of
Massachusetts, all pursuant to Section 78 of the Massachusetts BCL (the "Effective Time").

     1.3 Certain Effects of the Merger. As of the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the Massachusetts BCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time: the separate existence of the Company shall cease and the Company shall be merged into SENTRY; the Surviving Corporation shall possess, without further act or deed, all the estate, property, rights, privileges, powers and franchises of each of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of the Constituent Corporations, as well as all stock subscriptions and other choses in action belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger but shall be vested in the Surviving Corporation; the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such Constituent Corporation, or any stockholder, director, or officer thereof, be released or impaired by the Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving
Corporation had itself incurred such liabilities or obligations; the stockholders, directors, and officers of the Constituent Corporations shall continue to be subject to all the liabilities, claims and demands existing against them as such at or before the Merger; no action or proceeding then pending before any court or tribunal of the Commonwealth of Massachusetts in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Merger, but any such action or proceeding may be prosecuted to final judgment as though the Merger had not taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

     1.4 Articles of Organization. The articles of organization of the Surviving Corporation (other than Article I thereof) shall, from and after the Effective

Time, be amended to read as set forth in the articles of organization of the Company as in effect immediately prior to the Effective Time until changed as permitted by law or by such articles of organization. ARTICLE I shall continue to read in its entirety as follows: "The name of the Corporation is The Sentry Group, Inc."

     1.5 By-Laws.  The by-laws of the Surviving  Corporation shall, from and after the Effective Time, be amended and restated to read in their entirety as set forth in the by-laws of the Company as in effect immediately prior to the Effective Time until changed as permitted by law, by the articles of organization of the Surviving Corporation or by such by-laws.

     1.6 Directors and Officers. The directors and officers of the Surviving Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the articles of organization and by-laws of the Surviving Corporation.

     1.7 Certain Other Agreements. a)(i) Concurrently with the execution and delivery of this Agreement, the Major Stockholders (as defined herein) shall deliver to META and the Company a copy of the Participation Agreement in the form of Exhibit A (the "Participation Agreement") duly executed and delivered by the stockholders named therein (the "Major Stockholders");

                 (ii) On the Closing Date immediately prior to the Effective Time, SENTRY shall deliver to META and the Company:

                 (A) a copy of the Registration Rights Agreement in the form of Exhibit B (the "Registration Rights Agreement") duly executed and delivered by the stockholders of SENTRY named therein; and

                 (B) a copy of the Escrow Agreement in the form of Exhibit C (the "Escrow Agreement") duly executed and delivered by the Stockholder Representative (as defined herein).

           (b) META and the Company shall deliver to the respective other parties thereto copies of the Participation Agreement concurrently with the execution and delivery of this Agreement, and copies of each of the Registration Rights Agreement and the Escrow Agreement on the Closing Date immediately prior to the Effective Time, in each case duly executed by META, the Company or both, as the case may be. META shall also deliver to each of SENTRY's stockholders on the Closing Date, in accordance with Section 2.3, certain warrants to purchase META Common, as more fully described herein.

          (c)   Each of the parties  hereto agrees that, in accordance  with
     Section 78 of the Massachusetts BCL, the Surviving Corporation (i) shall keep a copy of this Agreement in the Commonwealth of Massachusetts in one of the offices specified in Section 32 of the Massachusetts BCL for inspection by any of its stockholders or by any person who was a stockholder of any of the Constituent Corporations and (ii) shall furnish a copy of this Agreement to any such stockholder or person upon written request and without charge.

      1.8 Escrow. (a) The parties hereto agree that State Street Bank and Trust Company shall be the escrow agent (together with any successor escrow agent appointed pursuant to the Escrow Agreement, the "Escrow Agent").

           (b) The Escrow Agent shall establish an escrow account for the purpose of holding certain shares as described below which shall be available to satisfy claims pursuant to Article IX hereunder. The account shall be titled the "Escrow Account." The Escrow Account shall be funded as set forth in Section 1.8(c).

           (c) Escrow Account. At the Effective Time, META shall deliver to the Escrow Agent for deposit in the Escrow Account shares of META Common representing 23.05% of the shares of META Common issued to SENTRY stockholders pursuant to Section 2.3(a)(1) (the "Escrow Shares").

           (d) All of the Escrow Shares referenced in Section 1.8(c) above shall be held and applied in accordance with Article IX herein and the Escrow Agreement.

      1.9 Stockholder Representative. The stockholders of SENTRY, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Peter A. Naber (together with his permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which META or the Company may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement owned at least sixty-six and two-thirds percent (66-2/3%) in interest of the outstanding shares of SENTRY Common or (ii) in the absence of his own gross negligence or willful misconduct. If the Stockholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding at least sixty-six and two-thirds percent (66-2/3%) in interest of the shares of SENTRY Common outstanding at the Effective Time who shall serve and exercise the powers of Stockholder Representative hereunder.


                                  ARTICLE II

         CONVERSION AND EXCHANGE OF SECURITIES; MERGER CONSIDERATION

     2.1 Shares of the Surviving Corporation. The authorized number and par value of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

     2.2 Coversion of Company Common. At the Effective Time, each share of Common Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     2.3   Conversion of SENTRY Securities; Warrants; Contingent
Consideration; Limitation on Shares of META Common; Book Escrow Release

           (a) Merger Consideration. At the Effective Time, each share of SENTRY Common issued and outstanding immediately prior to the Effective Time (other than shares of SENTRY Common held in the treasury of SENTRY, which shall not be considered as outstanding for purposes of this Agreement, held by META or any subsidiary of META, or which are Dissenting Shares (as defined herein)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive, net of withholding and other taxes (collectively, the "Merger Consideration"), the following:

                 (1) that  number of shares of META  Common  that is obtained by
           (x) dividing $5,000,000 by the META Closing Price (as defined herein) and (y) dividing the result by the total number of issued and outstanding shares of SENTRY Common immediately prior to the Effective Time (the "Exchange Ratio");

                 (2) (A) warrants (collectively, the "Currently Exercisable Warrants") to purchase that number of shares of META Common that is obtained by dividing 125,000 by the total number of issued and outstanding shares of SENTRY Common immediately prior to the Effective Time, which Currently Exercisable Warrants shall be in the form of the common stock purchase warrant attached hereto as Exhibit D-1, and

                 (B) warrants (collectively, the "Contingently Exercisable Warrants", and together with the Currently Exercisable Warrants, the "Warrants") to purchase that number of shares of META Common that is obtained by dividing 75,000 by the total number of issued and outstanding shares of SENTRY Common immediately prior to the Effective Time, which Contingently Exercisable Warrants shall be in the form of the common stock purchase warrant attached hereto as Exhibit D-2 (the consideration set forth in Sections 2.3(a)(1) and (2), collectively, the "Initial Consideration");

                 (3) the right to receive the Contingent Consideration (as defined in Section 2.3(e)(i)), if any, on a per share basis payable pursuant to, and in accordance with, Section 2.3(e); and

                 (4) the right to receive Book Escrow Payments, if any, on a per share basis payable pursuant to Section 2.3(g).

Applicable withholding taxes shall be deducted before payment is made with respect to any Merger Consideration, and META shall be entitled to so withhold.

           (b) At the Effective Time, each share of SENTRY Common held (i) in the treasury of SENTRY or (ii) by META or any subsidiary of META, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

           (c) If between the date of this Agreement and the Effective Time, the outstanding shares of META Common or SENTRY Common shall have been changed (subject to compliance with the applicable provisions of Article V) into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, split-up, combination, exchange of shares or the like, the Exchange Ratio (and the calculation of Contingent Consideration pursuant to Section 2.3(e)) shall be appropriately adjusted.

           (d) Each certificate representing shares of META Common and each Warrant to be issued in the Merger or as Contingent Consideration, if any, shall bear a legend substantially in the following form:

            THE  SECURITIES  REPRESENTED  BY  THIS  CERTIFICATE  HAVE
            NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL
            SATISFACTORY TO META IS OBTAINED TO THE EFFECT THATSUCH REGISTRATION IS NOT REQUIRED.

           (e)  Contingent Consideration.

                 (i) Subject to the terms and provisions of this Agreement, META shall, or shall cause the Surviving Corporation to, pay to the persons and/or entities who were holders or their permitted transferees (the "Former SENTRY Holders") of SENTRY Common issued and outstanding immediately prior to the Effective Time (other than shares of SENTRY Common (x) (for the sake of clarity) held in the treasury of SENTRY, (y) held by META or any subsidiary of META or
(z) which are Dissenting Shares), an amount, if any (the "Contingent Consideration"), calculated as follows:

           (A) in the  event the  Surviving  Corporation  Revenues  are at least
                   * and the Surviving Corporation Operating Margin is at least * , an aggregate amount equal to $7,000,000, payable in accordance with this Section 2.3(e).

           (B) in the event:

                 (I)the Surviving  Corporation Revenues are at least    *
                    and the Surviving  Corporation  Operating Margin is at least
                      *   but less than   *   or

                 (II)the Surviving  Corporation Revenues are at least    *
                     but less than    *         and the  Surviving  Corporation
                     Operating Margin is at least   *  ,

                 an aggregate amount equal to $5,950,000, payable in accordance with this Section 2.3(e).

           (C) in the event:

                 (I)  the Surviving  Corporation  Revenues are at least
                         *      and the Surviving Corporation Operating
                      Margin is at least  *    but less than  *   , or

                 (II) the Surviving  Corporation Revenues are at least
                          *    but less than    and the  Surviving
                      Corporation Operating Margin is at least  *   but less
                      than  *  , or

                 (III)the   Surviving   Corporation   Revenues  are  at  least
                         *        but  less  than    *         and the
                      Surviving Corporation Operating Margin is at least  *  ,

                 an aggregate amount equal to $3,500,000, payable in accordance with this Section 2.3(e).

           (D) in the event:

                 (I)  the Surviving  Corporation Revenues are at least
                            *    and the Surviving  Corporation  Operating
                      Margin is at least   *     but less than    *    , or

                 (II) the Surviving  Corporation  Revenues are at least
                          *     but less than    *      and the  Surviving
                      Corporation  Operating  Margin is at least   *   but less
                      than   *  , or

                 (III)the Surviving Corporation Revenues  are  at  least
                            *     but  less  than     *       and the Surviving
                      Corporation Operating Margin is at least   *   but less
                      than   *  , or

                 (IV) the Surviving Corporation Revenues are at least   *
                      but less  than      *      and the  Surviving Corporation
                      Operating Margin is at least  *   ,

                 an aggregate amount equal to $1,750,000, payable in accordance with this Section 2.3(e).

                 (ii)  Neither  META  nor the  Surviving  Corporation  shall  be required to pay any Contingent Consideration unless the Surviving Corporation meets or exceeds the financial goals set forth in Section 2.3(e)(i), which shall be in META's sole determination, subject to the right of dispute set forth in Section 2.3(e)(viii).

                 (iii) The Contingent Consideration, if any, shall in no event whatsoever exceed $7,000,000 in the aggregate.

                 (iv) The right to receive the Contingent Consideration, if any, payable pursuant to this Agreement is a contract right only and no certificate evidencing such right shall be issued. The right to receive the Contingent Consideration pursuant to the Merger shall not be transferred or assigned, except (a) to a partner of a SENTRY Stockholder which is a partnership, (b) by will or the laws of descent and distribution, (c) to a spouse or child of a SENTRY Stockholder, or a trust of which a SENTRY Stockholder or his or her spouse or child is the beneficiary and (d) to a beneficiary of a trust of which a SENTRY Stockholder is the trustee; provided that the transferring SENTRY Stockholder notifies META of such distribution in writing, provides META with the transferee's name and address and the exact rights transferred and such transferee agrees in writing (in form and substance reasonably satisfactory to META) to be bound by the terms and conditions of this Agreement.

                 (v) Applicable withholding and other taxes shall be deducted before payment is made with respect to Contingent Consideration, if any.

                 (vi) Subject to Section 2.3(f), Contingent Consideration, if any, shall be payable as follows:

                     (A) the Former SENTRY Holders shall be paid in the aggregate that number of shares of META Common equal to the applicable dollar amount of Contingent Consideration (as calculated pursuant to Section 2.3(e)(i) and as adjusted, if applicable, pursuant to the proviso to this sentence) divided by the META Contingent Closing Price (as defined in Section 10.9); provided, however, that, notwithstanding any other term or provision in this Agreement, META may pay all, or any portion of, the Contingent Consideration in cash at its sole election and shall pay Contingent Consideration in cash to the extent the share limitation set forth in
           Section 2.3(f) is invoked as to shares issuable pursuant to the first part of this sentence. If not all of the Contingent Consideration is to be paid in cash, the applicable dollar amount referred to in the first part of this sentence shall be reduced, dollar for dollar, for any cash so paid.

                     (B) Contingent Consideration, if any, shall be paid to each Former SENTRY Holder pro rata based on the ratio the Initial Consideration received by such holder on the Closing Date bears to the total amount of Initial Consideration paid on the Closing Date to all Former SENTRY Holders. Contingent Consideration, if any, shall be paid on a date (as may be extended by Section 2.3(e)(viii), the "Contingent Closing Date") chosen by META, provided that such date shall be within forty-three (43) days after the audited financial statements of the Surviving Corporation for the fiscal year ending December 31, 1999 are released by the Surviving Corporation Auditors (as defined herein).

                 (vii) Amounts of Contingent Consideration, if any, shall be paid pursuant to this Section 2.3(e) only when the amount payable exceeds an amount equal to (A) the aggregate amounts set forth in all Notices of Claim (as defined herein) delivered by all Indemnitees (as defined herein) on or prior to the Contingent Closing Date that have not been withdrawn or paid, irrespective of whether any such Notices of Claim have been disputed pursuant to the terms hereunder or otherwise, reduced by (B) the value of the Escrow Account. The amounts that would otherwise be payable pursuant to this Section 2.3(e), but for the operation of this Section 2.3(e)(vii), shall be segregated by META into a separate interest bearing account. Such amounts shall only be paid by META if, when and to the extent such Notices of Claim are withdrawn or paid in full.

                       (viii)

                 (A) As soon as practicable following the end of the twelve month period ending December 31, 1999, META shall cause the Surviving Corporation Auditors to audit the financial statements for the Surviving Corporation for the year ending December 31, 1999, which statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis and consistent with the accounting principles on the basis of which SENTRY's audited financial statements for the twelve month period ended December 31, 1997 were prepared except with respect to the assumptions specified in Schedule 2.3(e) which is attached hereto and incorporated herein by reference. META shall use such financials to promptly prepare a written calculation of the Contingent Consideration, if any, payable in respect of such period and shall deliver a copy of each such calculation with reasonable back-up data and a statement showing the method of computing each of the Contingent Consideration (if any) together with the audited financials to the Stockholder Representative within five
     (5) days after such financials are released by the Surviving Corporation Auditors. The Stockholder Representative agrees to keep such calculations and financials (and other delivered materials and information) confidential; provided; however; that nothing in this sentence shall prevent the Stockholder Representative from using such information to exercise his right to dispute the calculation as set forth below or to file any required tax returns.

                 (B) If the Stockholder Representative disagrees with META's calculations (whether the disagreement relates to the arithmetic of the calculations or the items or amounts used in calculating the Contingent Consideration), the Stockholder Representative may, within 30 days after delivery of the documents referred to in Section 2.3(e)(viii) (A), deliver a notice to META disagreeing with any of such calculations and setting forth the Stockholder Representative's calculation of the Contingent Consideration. Any such notice of disagreement shall specify in reasonable detail those items or amounts as to which the Stockholder Representative disagrees. Upon receipt of any such notice, the Contingent Closing Date specified in Section 2.3(e)(i) shall be extended to afford a reasonable period of dispute resolution (agreed upon by META and the Stockholder Representative) in accordance with this Agreement. While the Stockholder Representative is reviewing the calculations of Contingent Consideration, if any, and the other materials delivered to him during such 30-day period he shall be entitled to make reasonable requests to META for back-up information in connection with the calculations of Contingent Consideration, if any.

                 (C) If the Stockholder Representative shall have delivered a notice of disagreement within the 30 day period referred to in Section 2.3(e)(viii) (B), the Stockholder Representative and META, shall, during the 15 days following such delivery, use good faith efforts to reach agreement on the disputed items or amounts in order to determine the Contingent Consideration. If the Stockholder Representative and META are unable to reach agreement, they shall promptly thereafter cause Ernst & Young, LLP (the "Accounting Referee") promptly to review the disputed items or amounts for the purpose of calculating the Contingent Consideration. In making such calculations, the Accounting Referee shall consider only those items or amounts in META's calculations of the Contingent Consideration as to which the Stockholder Representative has disagreed in writing. The Accounting Referee shall deliver to the Stockholder Representative and META as promptly as practicable, a report setting forth the Accounting Referee's calculation of the disputed amounts. Such report shall be final and binding upon the Stockholder Representative, META and the Surviving Corporation. The cost of such review and report shall be borne by both the Stockholder Representative and META as follows: each such party shall pay a portion of the total cost according to the percentage obtained by multiplying 100 by the quotient obtained by dividing (A) the difference between (i) such party's calculation of the disputed item and (ii) the calculation determined by the Accounting Referee; by (B) the difference between (i) the calculation determined by META and (ii) the calculation determined by the Stockholder Representative.

                 (ix)  Right  of  Offset.  In  addition  to  any  rights  now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, META, the Surviving Corporation and/or any Indemnitee shall have the right to offset the Contingent Consideration, if any, payable pursuant to this Section 2.3(e), against the amounts payable to META, the Surviving Corporation and/or any Indemnitee pursuant to
     Article IX of this Agreement. To the extent META elects to pay the Contingent Consideration, if any, in cash (as provided by Section
     2.3(e)(vi) and/or Section 2.3(f) of this Agreement) and any Notices of Claim remaining outstanding at such time are the subject of a dispute by the Stockholder Representative, then META agrees to first offset such cash Contingent Consideration, if any, payable pursuant to this Section 2.3(e) against amounts payable to META, the Surviving Corporation and/or any Indemnitee pursuant to Article IX of this Agreement and/or any outstanding Notices of Claim before satisfying any remaining amounts payable to META, the Surviving Corporation and/or any such Indemnitee with Escrow Shares or otherwise.

                 (x) Exchange Requirement; Method of Delivery. Only those SENTRY Stockholders who have properly transmitted their Certificates (as defined herein) to the Exchange Agent (as defined herein) pursuant to the instructions contained in this Agreement shall receive the Contingent
     Consideration, if any, paid or payable pursuant to this Agreement. Contingent Consideration, if any, payable hereunder in cash or in META Common shall be delivered by mail by the Exchange Agent to each SENTRY Stockholder at his, her or its address listed on the stock transfer records of SENTRY immediately prior to the Effective Time (unless notice of any change thereof is given to each of META and the Surviving Corporation in writing by any such holder) as soon as practicable after the Contingent Closing Date.

                  (xi)  Warrant  Value.   Each  party  hereto  and  each  SENTRY
     Stockholder by his, her or its approval of this Agreement hereby agrees that each Warrant to purchase one share of META Common shall be valued for the purposes of this Agreement by Orchid Partners, Inc. ("Orchid"), which value shall be evidenced by a letter from Orchid delivered on or prior to the Closing.

           (f) Limitation on META Common Issuable. Notwithstanding any other term or provision of this Agreement but subject to the provisions of Section 2.3(e)(vi)(A), META shall not be required to issue (by exchange, conversion or otherwise) more than 2,159,720 shares of META Common (including shares issued upon exercise of the Warrants and any other shares which the Marketplace Rules of The Nasdaq Stock Market (as interpreted by The Nasdaq Stock Market) require be so counted) under the terms of this Agreement.

           (g) Book Escrow. Any amounts (net of applicable federal and state corporate income taxes) (the "Book Escrow Payments") released to the Surviving Corporation by the escrow agent named in the Asset Purchase Agreement, dated as of May 29, 1998 between SENTRY and Wiesner Publishing Company, LLC ("Wiesner") (the "Book Purchase Agreement," and together with all closing documentation related thereto, the "Book Closing Documents") in accordance therewith and with the Escrow Agreement dated as of May 29, 1998 by and among SENTRY, Wiesner and U.S. Bank National Association, as escrow agent, shall be payable, if at all, to each SENTRY Stockholder, pro rata based on the ratio the Initial Consideration received by such holder on the Closing Date bears to the total amount of the Initial Consideration paid on the Closing Date to all SENTRY Stockholders (and META shall cause the Surviving Corporation to make any such payment). Payment, if any, of any Book Escrow Payments shall be made, if at all, by META or the Surviving Corporation to the SENTRY Stockholders in accordance with this

Agreement and within thirty (30) business days of the unconditional release to the Surviving Corporation of any such amounts.


     2.4 Exchange Agent. META shall act as the agent for SENTRY stockholders for
purposes  of  surrender   and  exchange  of  SENTRY   Common  and   distributing
consideration to SENTRY stockholders (the "Exchange Agent").

     2.5 No Fractional META Common or Warrants. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of META Common shall be issued to any holder of SENTRY Common under the provisions of this Agreement and the holder thereof shall not be entitled to any voting or other rights of a holder of shares for a fractional share interest. Each holder of shares of SENTRY Common who otherwise would have been entitled to receive a fraction of a share of META Common (after aggregating all fractional shares of META Common to be received by such holder other than represented by Warrants) shall receive in lieu thereof cash (rounded to the nearest whole cent), without interest and net of withholding and other taxes, in an amount determined by multiplying such holder's fractional interest by the last sales price per share of the META Common on the Nasdaq National Market on the second-to-last trading day immediately preceding the Closing Date. Each holder of shares of SENTRY Common who otherwise would have been entitled to receive a Warrant to purchase a fraction of a share of META Common shall not receive cash in lieu thereof. The number of shares issuable pursuant to the Warrants shall be rounded down to the nearest whole number. All amounts of cash in respect of fractional interests which have not been claimed at the end of one year from the Effective Time by surrender of certificates for shares of SENTRY Common shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     2.6 Distribution of META Common and Warrants. (a) As soon as practicable after the Effective Time and upon the receipt of the Certificates, the Exchange Agent shall distribute (i) the META Common as provided in this Section 2.6, (ii) any cash in respect of fractional shares as provided in Section 2.5, (iii) the Warrants pursuant to Section 2.3(a) and (iv) the Escrow Shares to the Escrow Agent in accordance with the Escrow Agreement. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of META Common held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

           (b) At the Effective Time, each holder of an outstanding certificate or certificates for shares of SENTRY Common (collectively, the "Certificates") shall cease to have any rights as a stockholder of SENTRY, except such rights, if any, as such holder may have with respect to Dissenting Shares. Each such holder of an outstanding Certificate or Certificates converted in the Merger, upon surrender of each such Certificate to the Exchange Agent, shall receive promptly in exchange for each such Certificate the shares of META Common, Warrants and cash for fractional shares (if any) to which such holder is entitled pursuant to Sections 2.3 and 2.5 of this Agreement. Pending such surrender and exchange, such holder's Certificate or Certificates for shares of SENTRY Common shall be deemed for all corporate purposes, by virtue of the Merger and without any action on the part of the holder thereof, to evidence only the right to receive the shares of META Common, Warrants, cash (if any) and Contingent Consideration, if any, and Book Escrow Payments, if any, provided for under this Agreement. Unless and until any such outstanding Certificates shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of META Common as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding Certificate and his, her or its other rights as a stockholder of META shall be suspended, but upon such surrender of such Certificate there shall be paid to the record holder of the certificate of shares of META Common issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of META Common represented by such certificate issued upon such surrender and exchange, and his, her or its other rights as a stockholder of META shall thereafter be restored.

     2.7 Closing of Stock Transfer Books. The stock transfer books of SENTRY shall be closed at the close of business on the business day immediately preceding the Effective Time. In the event of a transfer of ownership of SENTRY Common which is not registered in the transfer records of SENTRY, the shares of META Common, Warrants, cash for fractional shares (if any) and Contingent Consideration, if any, and Book Escrow Payments, if any, to be issued or payable in accordance with this Agreement may be delivered to a transferee, if the certificate representing such SENTRY Common is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     2.8 Dissenting Shares. Shares of SENTRY Common that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Section 85 of the Massachusetts BCL (the "Dissenting Shares") shall not be converted into the right to receive shares of META Common, Warrants, cash (if any) and Contingent Consideration, if any, and Book Escrow Payments, if any, in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws his, her or its demand for such appraisal in accordance with Section 96 of the Massachusetts BCL or shall fail to perfect or otherwise becomes ineligible for such appraisal, in any case pursuant to the Massachusetts BCL. If a holder of Dissenting Shares shall withdraw (in accordance with Section 96 of the Massachusetts BCL) his, her or its demand for such appraisal, shall fail to perfect or otherwise becomes ineligible for such appraisal, in any case pursuant to the Massachusetts BCL, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive (net of withholding and other taxes) the consideration specified in Section 2.3 with respect to such shares of SENTRY Common, without interest thereon, which shall be payable in accordance with this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.

     SENTRY shall give META (i) prompt notice of any demands for appraisal of shares of SENTRY Common received by SENTRY and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. SENTRY shall not, without the prior written consent of META, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     2.9 No Liability. Notwithstanding anything to the contrary in this Agreement, neither the Surviving Corporation nor any party hereto shall be liable to a holder of shares of SENTRY Common for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10 Withholding Rights. META, the Company and SENTRY shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any SENTRY Stockholder such amounts as META, the Company or SENTRY determine they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, META, the Company and SENTRY are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to META, the Company or SENTRY, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SENTRY

     SENTRY hereby represents and warrants to each of META and the Company as of the date hereof and as of the Effective Time that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedules delivered in connection with this Agreement (the "Schedules"). The Schedules shall be initialed by SENTRY and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph of the Schedules shall qualify only to the corresponding paragraph in this Article III, unless clearly cross-referenced to another paragraph:

     3.1 Corpoartate Existence and Power. SENTRY is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. SENTRY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of SENTRY (a "Material Adverse Effect on SENTRY"). All jurisdictions in which SENTRY is so qualified to do business are listed in
Schedule 3.1. SENTRY has previously delivered to META and the Company true and complete copies of the articles of organization and by-laws of SENTRY, as amended to date and as currently in effect, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of SENTRY.

     3.2 Corporate Authorization (a) The execution, delivery and performance by SENTRY of this Agreement, and the consummation by SENTRY of the Merger and other transactions contemplated hereby are within SENTRY's corporate power and authority, and have been duly authorized by all necessary corporate action. The Board of Directors of SENTRY has (i) approved this Agreement, and the transactions contemplated hereby and thereby, including the Merger and (ii) resolved to submit this Agreement to the stockholders of SENTRY for their approval. This Agreement has been duly authorized, executed and delivered by SENTRY and constitutes a valid and binding obligation of SENTRY, enforceable against SENTRY in accordance with its terms.

           (b) The affirmative vote of the holders of at least two-thirds of the outstanding shares of SENTRY Common, voting together as a single class, are the only votes of SENTRY's capital stock necessary to approve this Agreement.

     3.3 Governmental Authorization. The execution, delivery and performance by SENTRY of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by SENTRY, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority"), other than routine filings with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (and any required districts thereof) necessary to consummate the Merger and as disclosed on Schedule 3.3.

     3.4 Non-Contravention. Except as disclosed on Schedule 3.4, the execution, delivery and performance by SENTRY of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by SENTRY, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the articles of organization or by-laws of SENTRY, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to SENTRY, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of SENTRY or to a loss of any benefit to which SENTRY is entitled, under any provision of (A) any material agreement, contract, indenture, lease or other instrument binding upon SENTRY or (B) assuming compliance with the matters referred to in Section 3.3, any material license, franchise, permit or other similar authorization held by SENTRY or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of SENTRY.

     3.5 Capitalization. The authorized capital stock of SENTRY consists of 12,000,000 shares of SENTRY Common, of which 6,156,882 shares are issued and outstanding and 209,595 shares are held in the treasury of SENTRY. All issued and outstanding shares of SENTRY Common are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of SENTRY or any other person. Except as set forth on Schedule 3.5, there are no outstanding (i) shares of capital stock or other voting securities of SENTRY, (ii) securities of SENTRY convertible into or exchangeable for shares of capital stock or voting securities of SENTRY, (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from SENTRY, or agreements, commitments or obligations of SENTRY to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SENTRY or (iv) any agreement, commitment or obligation of SENTRY to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses
(i), (ii) (iii) and (iv) being referred to collectively as the "SENTRY Securities"). Except as set forth on Schedule 3.5, there are no outstanding obligations of SENTRY or to repurchase, redeem or otherwise acquire, any SENTRY Securities. Schedule 3.5 sets forth a true and complete list of the record, and, to the knowledge of SENTRY, the beneficial, owners of all SENTRY Securities.
Schedule 3.5 sets forth, with respect to all options and warrants to purchase shares of SENTRY Common, the holder of record, the exercise price, the expiration date and the vesting schedule, including the extent vested to date and the extent, if any, to which the exercisability of such option or warrant will be accelerated by the transactions contemplated by this Agreement. Schedule
3.5 shall set forth the information required by this Section 3.5 by making reference to the name of the holder, the name of the option plan or agreement pursuant to which such SENTRY Security was issued, the exercise price, the number of shares exercisable and unexercisable, vested or unvested, and all other similar information.

     3.6 Susidiaries. SENTRY does not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

     3.7 Financial  Statements.  SENTRY has previously delivered to META and the
Company  the  following  financial  statements  (collectively,   the  "Financial
Statements"):

           (i) the audited balance sheets of SENTRY as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1997 and 1996 together with the notes thereto, in each case audited by, and accompanied by the report thereon, of KPMG Peat Marwick LLP; and

           (ii) the unaudited balance sheet of SENTRY as of June 30, 1998 (the "Unaudited Balance Sheet") and the related statements of operations and cash flows for the six months then ended.

Except as set forth in Schedule 3.7, each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly presents the financial position of SENTRY as of its date or the results of operations or cash flows, as is appropriate, of SENTRY for the periods then ended (subject, in the case of unaudited interim financial statements, to recurring year-end adjustments, which adjustments will not be material in amount or effect). Except as may be set forth in the Financial Statements or Schedule 3.7, (a) all of the revenues and expenses of SENTRY reflected in the Financial Statements were derived or incurred in the ordinary course of business of SENTRY and (b) SENTRY's books of account have been maintained in accordance with generally accepted accounting practices applied on a consistent basis. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of SENTRY. Except as set forth in Schedule 3.7, all accounts, notes and other receivables of SENTRY are valid and enforceable, are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, and are collectible in full in accordance with their terms in the ordinary course of business of SENTRY, except to the extent of any reserves therefor reflected on the Unaudited Balance Sheet or taken in the ordinary course of business consistent with past practice which in the aggregate are not material to SENTRY.

     3.8 Absence of Undisclosed Liabilities. SENTRY has no material liabilities or obligations, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto (including Schedule 3.8), or (c) incurred in the ordinary course of business consistent with past practice. To the knowledge of SENTRY, there is no basis for any assertion against SENTRY of any material liability or obligation of any nature or in any amount not (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or
(c) incurred in the ordinary course of business consistent with past practice. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other tax deficiencies), cost, expense,
obligation,   guarantee,  or  responsibility,  whether  accrued,  absolute  or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     3.9 Properties. Except as set forth in Schedule 3.9, all of the assets and properties of SENTRY are reflected on the Unaudited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles), and SENTRY has good, valid and marketable title to all of its owned assets and properties, whether real, personal or mixed, tangible or intangible, that are material to the business of SENTRY, free and clear of all Liens, except

(a) Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (b) Liens in connection with worker's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts or the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanic's, workman's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and (e) such imperfections of title, Liens, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or materially interfere with the present use, of any of the properties subject thereto or affected thereby, or otherwise have a Material Adverse Effect on SENTRY.

     3.10 Real Property. Set forth on Schedule 3.10 is an accurate and complete list and summary description of all real property currently owned or leased by SENTRY and, except as set forth on Schedule 3.10, none of the described leases require any consent to the transactions contemplated by this Agreement. SENTRY has previously delivered to META and the Company accurate and complete copies of all leases listed and described on Schedule 3.10. Except as set forth on
Schedule 3.10, SENTRY has possession of each of the aforementioned properties and, to the knowledge of SENTRY, no event has occurred which, with the lapse of time or notice or both, could result in a material default under any of the described leases. All rents or other material payment obligations which have become due in respect of each of such leased properties have been paid, SENTRY has complied in all material respects with its obligations under the said leases and SENTRY has not received any notice of any breach of its obligations under any covenants, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties (whether owned or leased), their use and any business of SENTRY there carried on.

     3.11 Condition of Tangible Assets. All material tangible property, including the real property and structures thereon, owned by SENTRY is in good operating condition, reasonable wear and tear excepted, and the operation and use of such property in the business of SENTRY conforms in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     3.12 Intellectual Property. SENTRY owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of SENTRY as currently conducted currently. Schedule 3.12(a) lists all patents, registered and unregistered trademarks and service marks, registered and unregistered copyrights, trade names and any applications therefor, which relate to or are part of SENTRY's products or are used in the business of SENTRY (the "SENTRY Intellectual Property Rights"), and specifies the jurisdictions in which each such SENTRY Intellectual Property Right issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 3.12(b) lists (i) all licenses, sublicenses and other agreements as to which SENTRY is a party and pursuant to which any person is authorized to use any SENTRY Intellectual Property Right or any trade secret material to SENTRY and includes any SENTRY Intellectual Property Right or any trade secret material to SENTRY and includes the identity of all parties thereto; and (ii) all licenses, sublicenses and other agreements as to which SENTRY is a party and pursuant to which SENTRY is authorized to use any third party patents, trademarks or copyrights (including software) (the "SENTRY Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any SENTRY product, or other trade secret of a third party in or as to any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     SENTRY is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 3.12(b). No claims with respect to SENTRY Intellectual Property Rights, any trade secret material to SENTRY, or SENTRY Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such SENTRY Third Party Intellectual Rights by or through SENTRY, have been asserted or are threatened by any person, nor, except as disclosed by SENTRY to META in Schedule 3.12(b), does SENTRY know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by SENTRY infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by SENTRY of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in SENTRY's business as currently conducted or as proposed to be conducted by SENTRY; (iii) challenging the ownership, validity or effectiveness of any of SENTRY Intellectual Property Rights or other trade secret material to SENTRY; or
(iv) challenging SENTRY's license or legally enforceable right to use, or the validity or effectiveness of SENTRY Third Party Intellectual Rights.

     All registered trademarks, service marks and copyrights held by SENTRY are valid and subsisting. There is no unauthorized use, disclosure, infringement or misappropriation of any of SENTRY Intellectual Property Rights, any trade secret material to SENTRY, or any SENTRY Third Party Intellectual Property Right to the extent licensed by or through SENTRY, by any third party, including any employee or former employee of SENTRY. Except as disclosed by SENTRY to META in Schedule 3.14, SENTRY (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge of the basis for any such charge or claim; and (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, SENTRY of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

     No SENTRY Intellectual Property Right, trade secret material to SENTRY, or SENTRY Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by SENTRY. Except for contracts licensing SENTRY's products executed in the ordinary course of business and in accordance with SENTRY's past practices, SENTRY has not entered into any agreement to indemnify any other person against any charge of infringement of any SENTRY Third Party Intellectual Property Right.

     SENTRY has taken reasonable measures consistent with industry practice to protect and preserve the validity and enforceability of the SENTRY Intellectual Property Rights. No trade secret or confidential information of SENTRY has been used, divulged or appropriated for the benefit of any person other than SENTRY or otherwise to the detriment of SENTRY. No employee or consultant of SENTRY has used any trade secrets or other confidential information of any other person in the course of their work for SENTRY.

     SENTRY has no reason to believe any employee of SENTRY is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such employee to be employed or engaged by SENTRY because of the nature of the business conducted or to be conducted by SENTRY or relating to the use of trade secrets or proprietary information of others and the continued employment or retention of its employees does not subject SENTRY to any liability with respect to any of the foregoing matters.

     3.13 Absence of Certain Changes. Except as disclosed in Schedule 3.13, since June 30, 1998 the business of SENTRY has been conducted in the ordinary course consistent with past practices and there has not been:

            (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on SENTRY;

           (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of SENTRY, or any repurchase, redemption or other acquisition by SENTRY of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, SENTRY;

          (iii) any amendment of any material term of any outstanding security of SENTRY;

           (iv) any incurrence, assumption or guarantee by SENTRY of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000;

            (v) any creation or assumption by SENTRY of any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of SENTRY;

           (vi) any making of any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly owned subsidiaries made in the ordinary course of business consistent with past practices;

          (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of SENTRY which has had or would reasonably be expected to result in or have a Material Adverse Effect on SENTRY;

         (viii) any acquisitions of any capital assets or any other investments for aggregate consideration in excess of $10,000;

           (ix) any sale, lease, pledge, transfer or other disposition of any capital assets for aggregate consideration in excess of $10,000;

            (x) any transaction or commitment made, or any contract or agreement entered into, by SENTRY relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by SENTRY of any contract or other right, in either case, material to SENTRY, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

           (xi) any change in any method of accounting or accounting practice by SENTRY;

          (xii) any (A) grant of any severance or termination pay to any director, officer or employee of SENTRY, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of SENTRY, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or (D) change in compensation, bonus or other benefits payable to directors, officers or employees of SENTRY, other than increases in the ordinary course of business of the compensation of the employees (other than the directors, officers and Key Employees (as defined herein)) of SENTRY;

         (xiii) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of SENTRY, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of SENTRY; or

          (xiv) any agreement, undertaking or commitment to do any of the foregoing.

     3.14 Litigation. Except as disclosed in Schedule 3.14, (a) there is no action, suit, investigation or proceeding pending against or, to the knowledge of SENTRY, threatened against or affecting, SENTRY or any of its properties or assets before any court, arbitrator or Governmental Authority; (b) SENTRY is not subject to any judgment, order or decree entered in any lawsuit or proceeding or issued by any court, arbitrator or Governmental Authority; and (c) there is no litigation pending or threatened against any officer or Key Employee relating to SENTRY or its business.

     3.15 Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.15 or any other Schedule to this Agreement, SENTRY is not a party to or subject to:

            (i)  any collective bargaining agreement;

           (ii) any agreements that contain any unpaid severance liabilities or obligations;

          (iii)  any  bonus,  deferred  compensation,   incentive  compensation,
     pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

           (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by SENTRY on 90 days' notice without liability except to the extent applicable local law and/or general principles of wrongful termination law may limit SENTRY's ability to terminate such employees;

            (v) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (vi) any fidelity or surety bond or completion bond;

          (vii) any lease of personal property having a remaining value individually in excess of $10,000;

         (viii)  any agreement of indemnification or guaranty;

           (ix) any agreement, contract or commitment containing any covenant limiting the freedom of SENTRY to engage in any line of business or compete with any person;

            (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000;

           (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
     (viii) hereof;

         (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $10,000 or more;

          (xiv)  any construction contracts;

           (xv)  any distribution, joint marketing or development agreement;
     or

          (xvi) any other agreement, contract or commitment which involves $25,000 or more and is not cancelable without penalty within thirty (30) days.

     SENTRY has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment set forth in any of SENTRY's Schedules or (ii) any other material agreement, contract or commitment in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from SENTRY that would have a Material Adverse Effect on SENTRY.

           (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section 3.15 (other than those required to be terminated by the terms of this Agreement) is a valid and binding agreement of SENTRY and is in full force and effect, and SENTRY is not, nor is, to the knowledge of SENTRY, any other party thereto, in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

           (c) There is no contract, agreement, commitment or obligation to which SENTRY is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by SENTRY to result in any loss to SENTRY upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation.

           (d) Except as disclosed in Schedule 3.15, SENTRY is not a party to any agreement with any of its securityholders or optionholders, or any affiliate thereof, nor, to the knowledge of SENTRY, without inquiry by SENTRY, is any securityholder or optionholder of SENTRY a party to any agreement with any other such securityholder or optionholder relating to SENTRY or any of its securities.

      3.16 Taxes. (a) The term "Taxes" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing taxes. The term "Returns" as used herein means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, and "Return" means any one of the foregoing returns. All citations to the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. The representations and warranties contained in this Section
3.16 shall pertain to the period from SENTRY's inception up to and including the Effective Time.

            (b) SENTRY has filed all Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct. None of the Returns filed or required to be filed by SENTRY contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

            (c) All Taxes shown to be payable by SENTRY on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by SENTRY with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period. SENTRY has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of SENTRY with respect to Taxes, other than Liens for Taxes not yet due and payable or for ad valorem Taxes that SENTRY is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements; and no Liens will arise as a result of the transactions contemplated by this Agreement.

            (d) The amount of SENTRY's liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Unaudited Balance Sheet and SENTRY will incur no additional Taxes subsequent to the date of the Unaudited Balance Sheet until the Effective Time except in the ordinary course of business.

            (e) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns of SENTRY. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from SENTRY. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial

Statements. All elections with respect to Taxes affecting SENTRY, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Buyer. SENTRY is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any other amount for which a deduction would be disallowed under Section 162 or Section 404 of the Code. SENTRY has not agreed or been required to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise, and SENTRY will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. SENTRY is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. SENTRY is not and has not ever been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the holders of SENTRY Common is a "foreign person" as that term is defined in
Section 1445 of the Code. SENTRY is not and has not ever been a party to a tax-sharing agreement and has not assumed the liability of any other person for Taxes under contract. SENTRY has never been a member of a group of corporations filing a consolidated, unitary or combined Return. SENTRY has not taken any action that would have the effect of deferring any material liability for Taxes for SENTRY from any taxable period ending at or before the Effective Time to any taxable period thereafter. SENTRY has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. As of the Closing Date the ability of SENTRY to use its net operating losses and other carryovers will not have been affected by Sections 382, 383 or 384 of the Code (other than as a result of the Merger). No claim by a tax authority in a jurisdiction where SENTRY does not file returns that it is or may be subject to Tax in that jurisdiction is currently outstanding. No claim has ever been sustained by a tax authority in a jurisdiction where SENTRY does not file Returns that it is or may be subject to Tax in that jurisdiction. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. SENTRY is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. SENTRY does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. SENTRY has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. SENTRY shall have fully complied with all federal, state, local and foreign Tax withholding Tax obligations arising in connection with the cancellation or exercise of SENTRY options, rights and warrants, and META shall have no liability therefor. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by SENTRY, and is currently in force, with respect to any matter relating to Taxes.

      3.17 Employees. (a) Schedule 3.17(a) sets forth a true and complete list of (i) the names, titles, annual salaries and other compensation or benefits (including, but not limited to, any vacation, holiday or sick pay) of all employees of SENTRY (the "Employees") and all consultants of SENTRY and the location at which such Employees and consultants regularly perform services for SENTRY and (ii) the wage rates for non-salaried Employees of SENTRY (by classification) and consultants. Any oral or written agreements, commitments or understandings between SENTRY and any Employee concerning such Employee's future salary, compensation or terms of employment are described in Schedule 3.17(a).

Except as set forth on Schedule 3.17(a), none of such Employees has indicated to SENTRY that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

            (b) SENTRY is in compliance in all material respects with all U.S. federal, state, and local laws, as applicable, respecting employment and employment practices, employee benefit plans, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge involving SENTRY pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency," any state or local administrative agency, or any other governmental authority. None of the Employees of SENTRY are represented by any labor union. There are no grievance or arbitration proceedings relating to the Employees of SENTRY pending and no written claim therefore exists with respect to SENTRY.

            (c) Each of the persons listed on Schedule 3.17(c) is a former employee of SENTRY whose employment with SENTRY has been terminated and who has executed a severance and release agreement which has previously been provided to META. No such former employee has filed or made, or, to SENTRY's knowledge, threatened to file or make, any action, complaint, dispute or claim, with a court, governmental entity or agency, or otherwise, with respect to, concerning, arising out of, or relating to, his or her employment (or severance or termination of employment) with SENTRY, nor does any such former employee have any present or future claims or causes of action under any applicable federal, state, local law, rule or regulation or any contract or any common laws against SENTRY. No such former employee has a right, claim or entitlement to any compensation for any services rendered to SENTRY. No such former employee, when he or she was employed by SENTRY, was in violation of any term of any employment contract, nondisclosure or noncompetition or nonsolicitation agreement, or other similar agreement with SENTRY or any person.

            (d) "Key Employees" are denoted on Schedule 3.17(d).

      3.18 Transactions with Affiliates. Except as set forth in Schedule 3.18, there are no loans, leases, royalty agreements or other continuing transactions between SENTRY, on the one hand, and any affiliate of SENTRY, any of the stockholders of SENTRY, any person known to be an affiliate of any stockholder of SENTRY, or any member of any such stockholder's family, on the other hand. To the knowledge of SENTRY, none of the officers or directors of SENTRY (a) has any material direct or indirect interest in any entity which does business with SENTRY; (b) has any direct or indirect interest in any property, asset or right which is used by SENTRY in the conduct of its business; or (c) has any contractual relationship with SENTRY other than such relationships which occur from being an officer, director or stockholder of SENTRY.

      3.19 Insurance Coverage. Schedule 3.19 sets forth an accurate and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of SENTRY. There is no claim by SENTRY pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid or are reflected in accounts payable, and SENTRY has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1997 and remain in full force and effect. In the opinion of SENTRY, such insurance is adequate to cover all reasonably foreseeable risks associated with the business of SENTRY and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of SENTRY. SENTRY has no knowledge of any threatened termination of, or has received written notice of, any premium increase with respect to, any of such policies or bonds.

     3.20 Compliance with Laws; No Defaults. (a) Except as disclosed in Schedule 3.20, SENTRY is not in violation of any applicable provisions of any law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have a Material Adverse Effect on SENTRY.

           (b) SENTRY is not in material default under, and to its knowledge no condition exists that with notice or lapse of time or both would constitute a material default under, any applicable law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments.

           (c) Except as set forth on Schedule 3.20, SENTRY is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect on SENTRY. There is no unfair labor practice complaint pending or, to the knowledge of SENTRY, threatened against SENTRY before the National Labor Relations Board.

     3.21 Finder's Fees. Except as set forth on Schedule 3.21, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of SENTRY who might be entitled to any fee or commission from META, the Company, SENTRY or any other person upon consummation of the transactions contemplated by this Agreement.

     3.22 Environmental Matters. (a) Except as disclosed on Schedule 3.22,

            (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to SENTRY's knowledge, threatened by any governmental entity or other person with respect to any (A) alleged violation by SENTRY of any Environmental Law (as defined herein) or liability thereunder, (B) alleged failure by SENTRY to have any permit, certificate, license, approval, registration or authorization required under any Environmental law in connection with the conduct of its business or (C) Release of Hazardous Substances;

           (ii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or was present at any property now owned or leased by SENTRY or was present at any property owned or leased by SENTRY in the five years preceding the date of this Agreement at, or at any time before, the time such property was sold or such lease was terminated by SENTRY or the applicable of its subsidiaries; and

          (iii) there are no Environmental Liabilities (as defined herein) that have had or may reasonably be expected to have a Material Adverse Effect on SENTRY.

           (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which SENTRY has possession, or to the knowledge of SENTRY, to which it has access, in relation to the current or prior business of SENTRY or any property or facility now or previously owned or leased by SENTRY which has not been delivered to META at least five days prior to the date hereof.

           (c) SENTRY has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to SENTRY's knowledge, proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or, to SENTRY's knowledge, other investigations which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA or analogous state environmental clean-up laws.

     3.23  Intercompany  Arrangements;  Conflicts.  (a)  Except  as set forth on
Schedule 3.23, SENTRY does not own any note, bond, debenture or other indebtedness, or is otherwise a creditor, of any stockholder of SENTRY. Except as disclosed in Schedule 3.23, since June 30, 1998 there has not been any payment by SENTRY to any stockholder of SENTRY (except for compensation to employees of SENTRY in their capacities as such), charge by any stockholder of SENTRY, or any other transaction between SENTRY and any stockholder of SENTRY.

           (b) Except as set forth on Schedule 3.23, none of the officers or directors of SENTRY (i) has any material direct or indirect interest in any entity which does business with SENTRY; (ii) has any direct or indirect interest in any property, asset or right which is used by SENTRY in the conduct of its business; or (iii) has any contractual relationship with SENTRY other than such relationships that arise from being an officer, director or stockholder of SENTRY.

     3.24 Employee Plans. (a). SENTRY has set forth on Schedule 3.24 all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement,
severance,  insurance (including   any   self-insured   or   post-retirement
arrangements), disability, vacation, profit-sharing and other similar employee benefit plans, arrangements, policies or agreements, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of SENTRY or any trade or business (whether or not incorporated) which, together with SENTRY would be treated as a single employer under Section 414 of the Code (an "ERISA affiliate") (together, the "SENTRY Employee Plans").

           (b) With respect to each SENTRY Employee Plan, SENTRY has made available to META, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such SENTRY Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such SENTRY Employee Plan, (iv) the most recent actuarial report or valuation relating to a SENTRY Employee Plan subject to Title IV of ERISA and
(v) an accurate summary plan description of such SENTRY Employee Plan.

           (c) With respect to the SENTRY Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of SENTRY, there exists no condition or set of circumstances in connection with which SENTRY could be subject to any liability under ERISA, the Code or any other applicable law.

           (d) Each SENTRY Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. SENTRY has furnished to META copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

           (e) Each SENTRY Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such SENTRY Employee Plan.

           (f) Neither SENTRY nor any of its ERISA affiliates maintains or has ever maintained or contributed to any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA. No "prohibited transaction" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any SENTRY Employee Plan. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect to any SENTRY Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code. With respect to the employees and former employees of SENTRY or any of its ERISA affiliates, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

           (g) With respect to the SENTRY Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of SENTRY, which obligations are reasonably likely to have a Material Adverse Effect on SENTRY.

           (h) None of the SENTRY Employee Plans listed on Schedule 3.24 covers any non-United States employee or former employee of SENTRY or any ERISA affiliate.

           (i) No provision of this Section 3.24 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of SENTRY in respect of continued employment (or resumed employment) with SENTRY and no provision of this Section 3.24 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any SENTRY Employee Plan or any plan or arrangement that may be established by META or any of its ERISA affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any SENTRY Employee Plan.

           (j) Except as set forth in Schedule 3.24, SENTRY is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or any other key employee of SENTRY, the benefits of which are contingent, or the terms of which are enhanced or materially altered, upon the occurrence of a transaction involving SENTRY of the nature contemplated by this Agreement, (iii) agreement with any officer of SENTRY providing any term of employment or compensation guarantee, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.25 Other Information. This Agreement and the Schedules hereto, taken as a whole with respect to SENTRY, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The financial projections relating to SENTRY previously delivered to META constitute SENTRY's good faith estimate as of the date of this Agreement of the information purported to be shown therein, and SENTRY is not aware of any fact or information that would lead it to reasonably believe that such projections are incorrect or misleading in any material respect. META recognizes that such projections are based on certain assumptions and that such assumptions may not prove to be correct and, accordingly, such projections may not prove to be correct.

     3.26. Sale of Book. SENTRY has furnished to META and the Company true and complete copies of the Book Closing Documents. The representations and warranties of SENTRY set forth in Section 4 of the Book Purchase Agreement were true and correct when made.

     3.27 Closing Balance Sheet. As of the Closing Date, the Closing Balance Sheet (as defined herein) will have been prepared in accordance with past practice and generally accepted accounting principles applied on a consistent basis and will fairly present the financial position of SENTRY as of the Closing Date (subject to recurring year-end adjustments, which adjustments will not be material in amount or effect).


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF META AND THE COMPANY

     META and the Company hereby represent and warrant, jointly and severally, to SENTRY as follows:

     4.1 Corporate Existence and Power. Each of META and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, in the case of META, and under the laws of the Commonwealth of Massachusetts, in the case of the Company, and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. Except as set forth on Schedule 4.1, META is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of META and its subsidiaries, taken as a whole (a "Material Adverse Effect on META").

     4.2 Corporate Authorization. The execution, delivery and performance by META and the Company of this Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement and the consummation by META and the Company of the Merger and the other transactions contemplated hereby and thereby, are within the corporate power and authority of META and the Company, respectively, and, have been duly authorized by all necessary corporate action. Each of the Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly and validly authorized, executed and delivered by META and the Company and constitutes a valid and binding obligation of META and the Company, enforceable against META and the Company in accordance with its terms.

     4.3 Governmental Authorization. The execution, delivery and performance by META and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by META and the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than routine filings with the Secretary of the Commonwealth of the Commonwealth of Massachusetts and any required districts thereof necessary to consummate the Merger, and compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any applicable state securities and blue sky laws in connection with the offering, sale and delivery of the shares of META Common and Warrants to be issued in the Merger.

     4.4 Non-Contravention. The execution, delivery and performance by META and the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement by META and the Company, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of META or the articles of organization or by-laws of the Company, or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to META or the Company.

     4.5 Capitalization. (a) As of August 31, 1998, the authorized capital stock of META consisted of (i) 2,000,000 shares of Preferred Stock, par value $.01 per share, none of which were issued and outstanding or held in the treasury of META, and (ii) 45,000,000 shares of Common Stock, of which 11,357,587 shares were issued and outstanding and no shares were held in the treasury of META.

           (b) The authorized capital stock of the Company consists of 3,000 shares of Common Stock, par value $.01 per share, 100 of which are issued and outstanding and owned of record by META. All issued and outstanding shares of META Common and Common Stock, par value $.01 per share, of the Company are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of META, the Company or any other person.

     4.6 META Common. The shares of META Common to be issued as Initial Consideration and exchanged for shares of SENTRY Common in the Merger will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights other than pursuant to the terms hereof and the shares of META Common to be issued, if any, as Contingent Consideration, if any, will, on the Contingent Closing Date, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights other than as set forth in this Agreement.

      4.7 META SEC Documents. META has made available to SENTRY a true and complete copy of the following META documents: (i) its annual report on Form 10-K for the fiscal year ended December 31, 1997; (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; (iii) its current report on Form 8-K dated April 27, 1998, filed on June 12, 1998; and
(iv) its proxy statement on Schedule 14A dated April 13, 1998 (collectively, the "META SEC Documents"), each as filed with the Securities and Exchange Commission (the "Commission"). As of their respective dates, the META SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulation of the Commission thereunder applicable to such META SEC Documents.

     4.8 Absence of Certain Changes. Since June 30, 1998, the business of META has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a material adverse effect on the financial condition, results of operations, business, properties, assets or operations of META.

     4.9 Litigation. Except as disclosed in any of the META SEC Documents or any other document filed with the Commission, there is no action, suit, investigation or proceeding pending against or, to the knowledge of META, threatened against or affecting, META or any of its properties or assets before any court, arbitrator or Governmental Authority. META is not subject to any judgment, order or decree entered in any lawsuit or proceeding or issued by any court, arbitrator or Governmental Authority.

     4.10 Finder's Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of META who might be entitled to any fee or commission from SENTRY, META or the Company or any other person upon consummation of the transactions contemplated by this Agreement.

                                  ARTICLE V

                                  COVENANTS

     5.1 Mutual Covenants and Agreements. Each of the parties hereby covenants and agrees with the other parties as follows:

           (a) Cooperation. It shall cooperate fully with the other parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of META. Subject to its further rights under this Agreement, it shall use all commercially reasonable efforts to cause the Closing to occur at the earliest practicable time.

           (b) Other Required Information. It shall furnish to the other parties hereto any application or statement, and all information concerning itself and its subsidiaries, if applicable, as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement, or otherwise.

           (c) Confidentiality. SENTRY and META have agreed in a confidentiality agreement dated January 30, 1998 (the "Confidentiality Agreement") to, among other things, protect the confidential information of the other party. The Company and META each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Section 8.1 hereof, META shall, and shall cause its agents, accountants, advisors, counsel and other representatives to deliver to SENTRY all documents and other material, and all copies thereof, obtained by META or on its behalf from SENTRY in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein.

If this Agreement is terminated in accordance with Section 8.1 hereof, SENTRY shall, and shall cause its agents, accountants, advisors, counsel and other representatives to, deliver to META (or destroy in accordance with META's instructions) all documents and other material, and all copies thereof, obtained by SENTRY or on its behalf or by a stockholder of SENTRY from META in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein.

           (d) Publicity. Except as otherwise required by applicable law or by any applicable rules of any securities exchange or market, SENTRY shall not issue any press release or make any other public statement without obtaining the prior approval of META.

           (e) Miscellaneous Agreements and Consents. Subject to the terms and conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

           (f) SENTRY Stock Options. (i) At the Effective Time, each outstanding option to purchase shares of SENTRY Common under the SENTRY Stock Option Plans (as defined herein) (each a "SENTRY Option" and collectively, the "Outstanding Options"), whether or not exercisable, will be assumed by META. Each SENTRY Option so assumed by META under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable SENTRY Stock Option Plan immediately prior to the Effective Time, except that (A) each SENTRY Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of META Common equal to the product of the number of shares of SENTRY Common that were issuable upon exercise of such SENTRY Option immediately prior to the Effective Time multiplied by the Options Exchange Ratio (as defined herein), rounded down to the nearest whole number of shares of META Common, and (B) the per share exercise price for the shares of META Common issuable upon exercise of such assumed SENTRY Option will be equal to the quotient determined by dividing the exercise price per share of SENTRY Common at which such SENTRY Option was exercisable immediately prior to the Effective Time by the Options Exchange Ratio, rounded up to the nearest whole cent;

     (ii) It is the intention of the parties that the Outstanding Options assumed by META qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Outstanding Options qualified as incentive stock options immediately prior the Effective Time; however the parties acknowledge that there can be no assurance that such options will continue following the Effective Time to so qualify;

     (iii) META shall (A) reserve out of its authorized but unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding Options and (B) use all commercially reasonable efforts to register under the Securities Act, as promptly as practicable after the Effective Time, those shares of META Common to be issued upon the exercise of the Outstanding Options for a period ending on the first date on which all Outstanding Options have been exercised, which registration shall initially be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act; and

     (iv) Options (the "Non-Plan Options") to purchase SENTRY Common not granted pursuant to a SENTRY Stock Option Plan shall be terminated prior to the Effective Time pursuant to Section 5.2(k).

            (g) Resale Registration Statement. Not later than thirty (30) days after the Effective Time, META shall file a registration statement (the "Resale Registration Statement") on Form S-3 registering the shares of META Common issued to the stockholders of SENTRY who are signatories to the Registration Rights Agreement (and their permitted transferees) as Initial Consideration (other than the Escrow Shares) pursuant to Section 2.3(a)(1) upon consummation of the Merger under the Securities Act and shall use all commercially reasonable efforts to cause the Resale Registration Statement to become effective and to remain effective until the first anniversary of the Effective Time, all as more fully described in the Registration Rights Agreement.

     5.2 Certain Covenants of SENTRY. SENTRY hereby covenants and agrees with META and the Company as follows:

           (a) Preservation of Business Organization. SENTRY shall use its best efforts to preserve without material impairment the business organization of SENTRY and its goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with SENTRY and to keep available the services of its present officers and employees and shall promptly advise META with respect to any inability or potential inability to preserve or keep available the foregoing.

           (b) Carry on in Regular Course. SENTRY shall carry on its business in the ordinary course in a manner consistent with its past practices.

           (c) Consents. SENTRY shall use its best efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which SENTRY is a party or by which SENTRY, or any of its assets, is bound.

           (d) Capital Stock. Without the prior written consent or approval of META, SENTRY shall not redeem, purchase or otherwise acquire, any SENTRY Securities, or agree to do any of the foregoing. SENTRY shall not accelerate, amend or change the period of exercisability of options or restricted stock granted under employee stock plans or authorize cash payments in exchange for any options granted under any of such plans. Without the prior written consent or approval of META, SENTRY shall not issue, deliver, sell or grant or authorize or propose the issuance, delivery, sale or grant of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance by SENTRY of shares of SENTRY Common pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement.

           (e) Other Actions. Without the prior written consent or approval of META or as otherwise required by this Agreement, SENTRY shall not (i) amend its articles of organization or by-laws; (ii) declare, set aside or pay any dividend or otherwise make a distribution with respect to any shares of capital stock of SENTRY; (iii) amend any material term of any outstanding security of SENTRY;
(iv) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000; (v) create or assume any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of SENTRY; (vi) make any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly owned subsidiaries made in the ordinary course of business consistent with past practices; (vii) acquire any capital assets or any other investments for aggregate consideration in excess of $10,000; (viii) sell lease, pledge, transfer or dispose of any capital assets for aggregate consideration in excess of $10,000; (ix) enter into any transaction or make any commitment or any contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, material to SENTRY, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (x) other than in the ordinary course of business, make or change any election in respect of Taxes, adopt or change any method of accounting or accounting practice in respect of Taxes, enter into any closing agreement, settle any claim in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; (xi) grant any severance or termination pay to any director, officer or employee of SENTRY, enter into any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of SENTRY, change the benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or change the compensation, bonus or other benefits payable to directors, officers or employees of SENTRY, other than increases in the ordinary course of business of the compensation of the employees of SENTRY; (xii) enter into any transaction with any of their respective stockholders, other than in the ordinary course of, and pursuant to the reasonable requirements of, business and upon terms that are no less favorable to SENTRY than SENTRY could obtain in a comparable transaction with a person who was not such a stockholder or other than as contemplated by this Agreement; or (xiii) agree to do any of the foregoing.

           (f) Access. SENTRY shall, permit officers, employees, agents, attorneys and accountants and other persons designated by META full access after reasonable notice during normal business hours to the properties, books, audit work papers, contracts, commitments, Returns, examinations and all other reports of the Internal Revenue Service and any state, local, foreign or other taxing authority and other records of SENTRY. Unless prohibited by law or contract, such designees of META shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of SENTRY as such designees may reasonably request.

           (g) Documents and Information to be Furnished. SENTRY shall deliver to META promptly after such documents are available SENTRY's unaudited monthly financial reports with respect to periods ending after the date hereof and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items SENTRY delivers, or is required to deliver, to any of its stockholders.

           (h) Stockholder Meeting. SENTRY shall take all action necessary in accordance with applicable law to convene a meeting of its stockholders to be held no later than October 21, 1998 (the "Meeting"), for the purpose of approving this Agreement. On or before September 30, 1998 SENTRY shall mail to each stockholder who was a stockholder on the record date for determining stockholders entitled to notice of the Meeting, (A) a notice of special meeting (which notice may be included in the Information Statement (as defined herein)),
(B) an information statement and letter of transmittal (the "Information Statement") with respect to the matters to be submitted for stockholder approval at the Meeting; and (C) a notice that appraisal rights are available for the shares of SENTRY Common held by each such stockholder of SENTRY, together with a statement of rights of objecting stockholders, in satisfaction of SENTRY's obligations under Section 87 of the Massachusetts BCL. Within ten (10) days after the Effective Time, the Surviving Corporation shall notify each stockholder who filed written objection meeting the requirements of Section 86 of the Massachusetts BCL and whose shares were not voted in favor of this Agreement that the Merger has become effective under the Massachusetts BCL, in satisfaction of the Surviving Corporation's obligation under Section 88 of the Massachusetts BCL. Such notices shall be sent by certified or registered mail, return receipt requested, addressed to such stockholders at their addresses as they appear on the records of the Surviving Corporation. In addition, the Information Statement shall include or be accompanied by such other information provided by META as META deems necessary in order to provide for the offer and sale of the META Common and the Warrants to be issued in the Merger to be exempt from any applicable registration or qualification requirements under either federal or state securities or "Blue Sky" laws. SENTRY shall use its best efforts to obtain all votes and approvals of its stockholders necessary for the approval of this Agreement under the Massachusetts BCL and its articles of organization and by-laws.

            (i) Notices of Certain Events. SENTRY shall promptly notify META of:

            (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

           (ii) any  notice  or  other   communication  from  any  Governmental
     Authority  in  connection  with  the  transactions   contemplated  by  this
     Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting SENTRY that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement; and

           (iv) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or the Participation Agreement, or that constitutes a breach or prospective breach of this Agreement or the Participation Agreement by SENTRY, the Major Stockholders or any of their affiliates.

           (j)  Accuracy of Representations and Warranties.  SENTRY shall not
     (i)take or agree or commit to take any action that would make any representation and warranty of SENTRY hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

           (k) Termination of Agreements. SENTRY shall terminate (and pay any sums due thereunder), effective immediately prior to the Effective Time, all agreements listed at the end of this sentence and all agreements, whether listed or not, among SENTRY and any of its securityholders or optionholders or employees, or among any SENTRY securityholders or optionholders, providing for registration rights, rights of first refusal or co-sale, relating to the voting of SENTRY securities or requiring SENTRY to obtain the consent or approval of any such securityholders prior to taking or failing to take any action:

                 (1) Employment Agreement dated November 13, 1998 by and between SENTRY Technology Group, Inc. and Robert H. Cawly except for Sections 7, 8 and 9 thereof;

                 (2) Employment Agreement dated November 13, 1996 by and between SENTRY Technology Group, Inc. and William A. Gannon, Sr. except for Sections 7, 8 and 9 thereof;

                 (3) Voting, Stock Restriction and Co-Sale Agreement among Safeguard Scientifics (Delaware), Inc. ("Safeguard"), SENTRY Technology Group, Inc., William A. Gannon, Sr., William A. Gannon, Jr., Robert H. Cawly, Carl Sempier and Kirk K. Reiss dated November 12, 1996, as amended by Amendment No. 1 dated as of August 6, 1997;

                 (4) the Shareholder Agreements and the Subscription Agreements (as defined in Schedule 3.15);

                 (5)  the   Safeguard-Cawly-Reiss   Agreements  (as  defined  in
Schedule 3.15);

                 (6) the Safeguard Agreements (as defined in Schedule 3.5);
and

                 (7) Options to purchase  SENTRY Common  referenced in subclause
(i) of clause (iii) of Schedule 3.13.

            (l) Warrants. SENTRY shall either cause the exercise of, or terminate all of the SENTRY Warrants (as defined herein) prior to the Closing, with all rights to purchase SENTRY Common under the SENTRY Warrants or any registration rights relating to the shares of SENTRY Common issuable upon exercise of the SENTRY Warrants relinquished in a manner satisfactory to META.

           (m) No Solicitation. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, SENTRY shall not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in discussions with, provide information to, or approve a transaction with, any corporation, partnership, person or other entity or group concerning any merger, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving SENTRY (all such transactions being referred to herein as "Acquisition Proposals"). If any, SENTRY will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. SENTRY will (i) notify META as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify META of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.2(m), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, SENTRY will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than META).

           (n) Continuing Disclosure. SENTRY shall have the continuing obligation promptly to advise META with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by SENTRY. The delivery of any such notice shall not affect META's or the Company's remedies hereunder.

     5.3 Covenants of META and the Company. META and the Company hereby covenant and agree with SENTRY as follows:

           (a) Preservation of Business Organization. META shall use all commercially reasonable efforts to cause to preserve without material impairment the business organization of META and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with META and its subsidiaries.

           (b) Carry on in Regular Course. META shall, carry on its business in the ordinary and usual course, in a manner consistent with its past practices. Without the prior written consent or approval of SENTRY, META shall not amend its certificate of incorporation or by-laws.

           (c) Consents. META shall use all commercially reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which META is a party or by which META or any of its assets is bound.

           (d) Documents and Information to be Furnished. META shall furnish to SENTRY, promptly after filed with the Commission, its unaudited quarterly financial reports in the form filed with the Commission on Form 10-Q prescribed under the Exchange Act and such other reports, statements, documents and other items META delivers, or is required to deliver, to any of its stockholders.

           (e) Notices of Certain Events. META shall promptly notify SENTRY of:

            (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

           (ii)  any  notice  or  other   communication  from  any  Governmental
     Authority  in  connection  with  the  transactions   contemplated  by  this
     Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting META or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article IV or that relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VI

                               CLOSING MATTERS

     6.1 The Closing. Subject to the satisfaction or waiver of all conditions precedent set forth in Article VII, the closing of the Merger (the "Closing") shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, at 11:00 a.m. on October 21, 1998 or as soon as thereafter as practicable (the "Closing Date"). If any condition in Article VII is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend the period in which the Closing must be consummated (during which period each other party shall use its respective commercially reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (and any required districts thereof) under the Massachusetts BCL.

     6.2 Documents and Certificates. Each of META, the Company and SENTRY shall use their respective best efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.


                                 ARTICLE VII

                            CONDITIONS OF CLOSING

     7.1 Conditions to Obligations of META, the Company and SENTRY. The obligations of each of META, the Company and SENTRY under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions:

           (a) Governmental Approvals. META, the Company and SENTRY shall have received all necessary approvals of Governmental Authorities of the transactions contemplated by this Agreement, and each of such approvals shall remain in full force and effect at the Closing Date. It is understood that none of such approvals shall be deemed to have been received if any such approval is subject to satisfaction of or compliance with a Burdensome Condition. "Burdensome Condition" shall mean the imposition of a material restriction on META's or SENTRY's ability to operate SENTRY following the Effective Time or requiring META or SENTRY to dispose of a material amount of the assets of SENTRY or META or its subsidiaries following the Effective Time. Any of META, the Company or
SENTRY may, but is not obligated to, seek the removal or otherwise satisfactorily resolve the Burdensome Condition.

           (b) Litigation. No action, suit, litigation, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the Merger or (ii) be threatened by any Governmental Authority with regard to the Merger which, if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a Material Adverse Effect on META. On the Closing Date, there shall not be in force any order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation or to invalidate, suspend or require modification of any provision of this Agreement.

           (c) Nasdaq Listing. The shares of META Common to be issued and exchanged for shares of SENTRY Common in the Merger as Initial Consideration pursuant to this Agreement will, at the Effective Time, be authorized for listing on the Nasdaq National Market.

     7.2 Conditions Applicable to META and the Company. The obligations of META and the Company under this Agreement to cause the Merger to be consummated are, at their option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

           (a) Agreements and Covenants. SENTRY shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by SENTRY on or prior to the Closing Date.

           (b) Accuracy of Representations and Warranties. The representations and warranties of SENTRY set forth in Article III shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

           (c) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the financial condition, results of operations, business, properties, assets or operations of SENTRY.

           (d) Officers' Certificate Concerning this Agreement. SENTRY shall have furnished to META and the Company a certificate dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 7.2(a) through 7.2(c) have been satisfied.

           (e) Opinion of Counsel. META and the Company shall have received from counsel to SENTRY and counsel for Safeguard and the participants in the Safeguard Long-Term Incentive Plan an opinion dated the Closing Date
substantially   in  the  form  set  forth  in  Exhibit  H-1  and  Exhibit   H-2,
respectively.

           (f) Required Consents. The holders of any note, guarantee or other evidence of indebtedness of SENTRY, the lessors of any material real or personal property or assets leased by SENTRY, the parties (other than SENTRY) to any other material contract, commitment or agreement to which SENTRY is a party, and any other person (other than Governmental Authorities) which owns or has authority to grant any franchise, license, permit, easement, rights or other authorization necessary for the business or operations of SENTRY, to the extent that their consent or approval of the Merger or any other transactions contemplated by this Agreement is required under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval and no Burdensome Condition shall exist.

           (g) Voting. Holders of not less than 70% of the outstanding shares of SENTRY Common shall have voted for the approval of this Agreement.

           (h) Performance of Participation Agreement. All the terms, covenants and conditions of the Participation Agreement to be complied with and performed by the Major Stockholders on or before the Closing Date shall have been fully complied with and performed in all material respects.

           (i) Termination of Agreements. All agreements listed in Section 5.2(k) and, whether listed thereon or not, all agreements among SENTRY and any of its securityholders or optionholders or employees, or among any of the SENTRY securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, an adjustment to the number, or conversion or exercise price, of any of the shares of capital stock of SENTRY (other than an adjustment as a result of a subdivision, combination, reorganization or reclassification of the shares of capital stock of SENTRY generally), relating to the voting of SENTRY securities or requiring SENTRY to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, including without limitation all of the Agreements listed in Section 5.2(k), shall have been terminated in their entirety as provided by Section 5.2(k).

           (j) Warrants. All SENTRY Warrants shall be either exercised or terminated prior to the Closing.

           (k) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to META, and META shall have received copies of all such documents and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

           (l) Purchaser Representative. SENTRY shall have entered into a Purchaser Representative Agreement, in form and substance satisfactory to META and SENTRY, with a purchaser representative who shall certify thereunder that
(i) he is familiar with the definition and qualifications of a "Purchaser Representative" as set forth in Rule 501(h) of Regulation D promulgated by the Commission under the Securities Act, (ii) he meets the conditions applicable to a Purchaser Representative and is qualified to act in such capacity in connection with the transactions contemplated hereunder, (iii) he is not an affiliate, director, officer or other employee of META and (iv) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated hereunder.

           (m) Tax Certificate. SENTRY shall have delivered to META a clearance certificate or similar document(s) which may be required by any tax authority to relieve META of any obligation to withhold Taxes in connection with the transactions set forth in this Agreement. SENTRY shall have paid any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the transactions set forth in this Agreement. SENTRY shall have delivered to META a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2 and 1.1445 in a form reasonably acceptable to META.

           (n) Intention to Exercise Appraisal Rights. The date on which the stockholders of SENTRY shall have voted on this Agreement pursuant to Section 78 of the Massachusetts BCL shall have passed and holders of not more than 5% of the outstanding shares of SENTRY Common shall have (i) not voted in favor of the approval of such Agreement and (ii) filed with SENTRY a written objection to the approval of this Agreement prior to such vote, which objection states an intention to demand payment for shares if approval is given and complies with
Section 86 of the Massachusetts BCL.

           (o) Balance Sheet. On the Closing Date immediately prior to the Effective Time, SENTRY's total assets (net of goodwill) shall be greater than or equal to its total liabilities, as certified by a certificate of the Chief Financial Officer of SENTRY, which certificate shall be accompanied by an unaudited balance sheet as of such date prepared by such officer in accordance with past practice and generally accepted accounting principles applied on a consistent basis (the "Closing Balance Sheet").

           (p) Employees. None of the persons set forth on Exhibit G shall have:
(i) voluntarily terminated their employment with SENTRY on or prior to the Effective Time or (ii) refused to accept employment with, or given notice that they do not intend to continue employment with, the Surviving Corporation.

           (q) Consents, etc. All required consents, waivers or amendments pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 15, 1997, as amended as of July 1, 1997, September 11, 1997 and May 28, 1998, by and between The SENTRY Group, Inc. and State Street Bank and Trust Company shall have been obtained.

     7.3 Conditions Applicable to SENTRY. The obligations of SENTRY under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

           (a) Agreements and Covenants. META and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the Participation Agreement to be performed or complied with by them on or prior to the Closing Date.

           (b) Accuracy of Representations and Warranties. The representations and warranties of META and the Company set forth in Article IV shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

           (c) Officers' Certificate Concerning This Agreement. META shall have furnished to SENTRY a certificate dated the Closing Date, signed by the chief financial officer of META, to the effect that, the conditions set forth in Sections 7.3(a) through 7.3(b) hereof have been satisfied.

           (d) Opinion of Counsel. SENTRY shall have received from counsel to META an opinion or opinions dated the Closing Date substantially in the form set forth on Exhibit I.

           (e) Required Consents. META shall have received all consents or approvals of the Merger or any other transactions contemplated by this Agreement required under any material lease, contract, commitment, note, guaranty or other evidence of indebtedness of META or any of its subsidiaries, or any lease of any material real property of META and its subsidiaries, or under applicable law for the consummation of the transactions contemplated hereby.

                                 ARTICLE VIII

                                 TERMINATION

      8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company and SENTRY:

            (a) by mutual written consent duly authorized by the Boards of Directors of META and SENTRY;

            (b) by either SENTRY or META, if the Merger shall not have been consummated by November 15, 1998; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either SENTRY or META, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

            (d) by either SENTRY or META, if the required approvals of the stockholders of SENTRY contemplated by this Agreement shall not have been obtained by November 15, 1998 or by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof;

            (e) by META, if SENTRY shall have accepted an Acquisition Proposal or if the SENTRY Board of Directors recommends an Acquisition Proposal to the stockholders of SENTRY;

            (f) by META, if the Board of Directors of SENTRY shall have withheld, withdrawn or modified in a manner adverse to META its approval of this Agreement;

            (g) (1) by META, if there shall have occurred any material adverse change in the financial condition, results of operations, business, properties, assets or operations of SENTRY since the date of this Agreement, it being understood that conditions affecting the information technology consulting industry as a whole or the U.S. economy as a whole shall not be deemed by itself to constitute such a material adverse change or,

                  (2) by SENTRY, if there shall have occurred any material adverse change in the financial condition, results of operations, business, properties, assets or operations of META since the date of this Agreement, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute such a material adverse change: (i) a change in the market price or trading volume of META
Common, (ii) a failure by META to meet the earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date or, (iii) conditions affecting the information technology services and consulting industry as a whole or the U.S. economy as a whole.

            (h) by META, upon breach of any representation, warranty, covenant or agreement on the part of SENTRY set forth in this Agreement, or if any representation or warranty of SENTRY shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in SENTRY's representations and warranties or breach by SENTRY is curable by SENTRY through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then META may not terminate this Agreement under Section 8.1(h) during such five-day period provided SENTRY continues to exercise such commercially reasonable efforts;

            (i) by SENTRY, upon a breach of any representation, warranty, covenant or agreement on the part of META set forth in this Agreement, or if any representation or warranty of META shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in META's representations and warranties or breach by META is curable by META through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then SENTRY may not terminate this Agreement under this Section 8.1(i) during such five-day period provided META continues to exercise such commercially reasonable efforts.

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article X (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. In the event this Agreement is terminated, the agreements of SENTRY and META contained in Sections 5.1(c), 5.1(d), Article IX and 10.1 shall survive such termination.

     8.3 Procedure Upon Termination. In the event of the termination of this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the articles of merger in the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts, notwithstanding favorable action by the stockholders of the Company and SENTRY.

                                   ARTICLE IX

                          SURVIVAL; INDEMNIFICATION

      9.1 Survival. The covenants, agreements, representations and warranties of SENTRY contained in this Agreement shall survive the Closing until the earlier of (i) the Contingent Closing Date (assuming no objections to the Contingent

Consideration are filed pursuant to the terms hereunder), (ii) if objections are so filed, the second anniversary of the date hereof and (iii) if no Contingent Consideration is payable hereunder, the date on which Contingent Consideration would have been paid on a Contingent Closing Date if it were being paid pursuant to the terms hereof (the "Implied Contingent Closing Date"); provided, however, that the covenants, agreements, representations and warranties set forth in
Section 3.16 shall survive until the applicable statutes of limitations with respect to Taxes shall have expired; provided, further, that any such termination pursuant to this sentence shall not terminate or limit in any manner whatsoever any liabilities SENTRY has or may have for knowing and intentional misrepresentations, breaches, nonfulfillments and violations. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of SENTRY and the rights and remedies that may be exercised by any Indemnitee shall not be limited, diminished or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have or be made by, or any knowledge of, any Indemnitee or any other party on the behalf of any Indemnitee.

      The agreement of the Stockholder Representative set forth in the last sentence of Section 2.3(e)(viii)(A) shall survive the Closing.

      The covenants, agreements, representations and warranties of META and the Company contained in this Agreement shall not survive the Closing; provided, however, that the covenants and agreements set forth in Sections 1.8 and 2.3 shall survive the Closing until the Contingent Closing Date or, if there is no Contingent Closing Date, the Implied Contingent Closing Date.

      9.2 Indemnification. Except as set forth in Section 9.4, by their approval of this Agreement, the stockholders of SENTRY, jointly and severally (except with respect to Sections 9.2(i) and 9.2(ii) as they apply to Major Stockholders with respect to the Participation Agreement or Section 9.2(iii), in which cases the indemnification obligations set forth in this Section 9.2 shall be several but not joint), agree to indemnify, defend, protect, and hold harmless each of META and its officers, directors, shareholders and employees and, effective at and as of the Effective Time, without duplication, the Surviving Corporation and its officers, directors, shareholders and employees and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, losses, costs and expenses (including specifically, but without limitation, the reasonable fees and expenses of one counsel (subject to Section 9.3), costs and expenses in connection with any action or proceeding or in connection with any investigation, whether or not resulting in any liability) (collectively "Damages") incurred by such Indemnitee as a result of, arising out of or incident to (i) any inaccuracy or breach (or alleged inaccuracy or breach) of any representation or warranty, covenant or agreement of SENTRY or any of the Major Stockholders set forth herein or, with respect to the Major Stockholders, in the Participation Agreement, or in any certificate or other document delivered in connection herewith or therewith (as such representation or warranty, covenant or agreement would read if all qualifications as to knowledge and materiality and Material Adverse Effect on SENTRY were deleted from it and, with respect to the representations and warranties qualified by Schedule 3.14, as though such representations and warranties were not so qualified, such that any matters set forth in such Schedule are subject to indemnification hereunder) with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 9.1, (ii) any breach or nonfulfillment by SENTRY or any of the Major Stockholders, any failure to perform or any noncompliance by SENTRY or any of the Major Stockholders with, any covenant, agreement, or obligation contained herein, with respect to the Major Stockholders, in the Participation Agreement, or in any certificate or other document delivered in connection herewith except to the extent waived by META, (iii) any claim by a stockholder or former stockholder of SENTRY or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights of ownership to any shares of capital stock of SENTRY; (B) any rights of the stockholder (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the Massachusetts BCL), including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the articles of organization or bylaws of SENTRY; or (D) any claim that his, her or its shares were wrongfully repurchased by SENTRY, regardless of whether an action, suit or preceding can or has been made against SENTRY, (iv) any suits, actions, proceedings or claims brought by any former employee of SENTRY which suits, actions, proceedings or claims arise out of or relate to such former employee's employment (or severance from or termination of employment) with
SENTRY or any agreements, oral or written, including, without limitation, severance and release agreements, between SENTRY and such former employee, (v) the sale of SENTRY's magazine publishing operations and certain lists related thereto to Wiesner and any and all other transactions contemplated by the Book Purchase Agreement, (vi) SENTRY options, warrants, exchange rights, subscription rights, rights to convert or exchange securities, call or put rights, or commitments or agreements with respect to any of the foregoing, (vii) any inaccuracy or misstatement or omission in the Closing Balance Sheet, or (viii) subject to compliance with the procedures set forth in Section 9.3, the settlement of any alleged inaccuracy, breach, failure to perform or noncompliance of the type referred to in clause (i) and (ii) of this Section 9.2.

      By their approval of this Agreement, the stockholders of SENTRY agree that the Escrow Account shall be available to satisfy any claims brought by an Indemnitee under this Article IX.

      9.3 Third Person Claims. Promptly after an Indemnitee has received notice of or has knowledge of any actual or threatened claim or potential claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the stockholders of SENTRY, give the Stockholders' Representative written notice of any actual or threatened claim or potential claim or the commencement of such action or proceeding (a "Notice of Claim"); provided, however, that the failure to give such Notice of Claim will not effect the Indemnitees' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholders' Representative has, or the stockholders have, been actually and materially prejudiced as a result of such failure. If the Stockholder Representative notifies the Indemnitee within 30 days from the receipt of the foregoing Notice of Claim that he wishes to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Account that have not been settled, is less than the remaining balance of the Escrow Account, then the Stockholder Representative shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representative shall be entitled to reimbursement out of the Escrow Account for such defense; provided, however, that in no event shall any such reimbursement exceed 20% of the value of the Escrow Account. The Indemnitee may participate in the defense, at its sole expense of any such claim for which the Stockholder Representative shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representative shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall have the exclusive right to control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages, except that Indemnitee shall not make any settlement with respect to any Third Person claim, suit or proceeding without the prior consent of the Stockholder Representative, which such consent shall not be unreasonably withheld. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Stockholder Representative has not assumed the defense of any claim. Each Indemnitee shall have the right to employ separate counsel and to participate in the defense of any action in which the Stockholder Representative has assumed the defense, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Stockholder Representative shall not be at the expense of the Stockholder Representative except in the event (i) the employment of such counsel has been specifically authorized in writing by the Stockholder Representative, (ii) the defendants in any such action include both the Indemnitee and any SENTRY Stockholder and the interests of the Indemnitee reasonably may be deemed to conflict with the interests of such SENTRY Stockholder or (iii) the Stockholder Representative shall have failed to assume the defense within a reasonable period of time after notice of commencement of the action. The Stockholder Representative shall not make any settlement with respect to any claim, suit or proceeding without the prior consent of META, which can be withheld for any or no reason.

      9.4 Limitations on Indemnification. An Indemnitee shall be entitled to indemnification under Section 9.2 for Damages relating to breaches of representations and warranties set forth herein or in the Participation Agreement or in any certificate or document delivered in connection herewith or therewith all as provided in Section 9.2(i), only with respect to amounts by which Damages incurred exceeds $100,000. The limitation provided in the first sentence of this Section 9.4 on an Indemnitee's right to indemnification under this Article IX shall not apply to Damages for any matters set forth in Sections 9.2(ii)-(viii). An Indemnitee shall not be entitled to indemnification under this Article IX for a claim to the extent insurance proceeds are received in respect of such claim pursuant to a valid insurance policy (provided such policy is not voided or nullified in any respect by reason of this sentence or the limits on indemnification contained herein).

      9.5 Method of Payment; Nonexclusivity. Any claims for indemnification pursuant to this Article IX shall be satisfied first from the Escrow Account prior to satisfying claims for indemnification directly from one or more of
SENTRY's  stockholders.  Other than with  respect  to claims  made  pursuant  to
Sections 9.2(v), 9.2(vi) and 9.2(vii), and except for claims based on knowing and intentional misrepresentations, breaches, nonfulfillments and violations or based on common law fraud, no SENTRY stockholder shall be liable for an amount in excess of the value (such consideration to be valued at the time of such receipt) of the shares of META Common, the Warrants and Contingent Consideration, if any, actually received by such stockholder pursuant to this Agreement; provided, however, that if a stockholder receives additional consideration hereunder or under the Escrow Agreement, such consideration shall become available to satisfy indemnification claims which, but for the first part of this sentence, would have been satisfied; provided, further, that, for the sake of clarity, any Escrow Shares held by the Escrow Agent for the account of a shareholder shall be deemed "actually received" for the purposes of this sentence. Any availability of the Escrow Account for satisfaction of indemnification claims hereunder shall in no way limit the obligations of the stockholders of SENTRY to indemnify the Indemnitees hereunder in accordance with this Article IX. To the extent that any Indemnitee makes a claim against any Escrow Shares in the Escrow Account pursuant to the Escrow Agreement, and such claim is paid in shares of META Common, then for purposes of such payment, the shares of META Common shall be valued at the Final META Stock Price. If the Escrow Shares in the Escrow Account are to be valued for any other reason hereunder, such shares shall also be valued at the Final META Stock Price.

      9.6 Directors and Officers Indemnification. The Articles of Organization and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Organization and By-laws of SENTRY immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of two years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of SENTRY, unless such modification is required by law. Notwithstanding Sections 1.4 and 1.5, after the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Organization or By-laws, indemnify, defend and hold harmless each present and former officer or director of SENTRY (collectively, the "Indemnified Parties") against costs or expenses (including reasonable attorneys' fees and expenses), judgments, losses, claims, action, suit, proceeding (whether civil, criminal or administrative), to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of SENTRY arising out of or pertaining to the transactions contemplated by this Agreement. This
Section 9.6 will survive the consummation of the Merger at the Effective Time, is intended to benefit SENTRY, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

      9.7 No Contribution. The stockholders of SENTRY acknowledge and agree that they shall not have and shall not exercise or assert any right of contribution, indemnification, subrogation or other remedy or right against the Surviving Corporation in connection with any indemnification obligation or other liability to which they may become subject under or in connection with this Agreement, or any certificate or other document delivered in connection herewith.


                                  ARTICLE X

                                MISCELLANEOUS

     10.1 Other Remedies:Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.2 Expenses. All fees and expenses (including all accounting, legal and investment banking fees and expenses and all other expenses) incurred by META and the Company in connection with this Agreement and the transactions contemplated hereby will be borne by META. All fees and expenses (including without limitation all accounting, legal and investment banking fees and expenses) incurred by SENTRY in connection with this Agreement and the transactions contemplated hereby will be borne by SENTRY. All fees and expenses (including all accounting, legal and investment banking fees and expenses) incurred by the stockholders of SENTRY in connection with this Agreement and the transactions contemplated hereby will be borne by such stockholders.

     10.3 Further Assurances. If at any time after the Effective Time, META or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of SENTRY, the officers of SENTRY last in office and such other persons, if any, as the Board of Directors of SENTRY last in office may authorize shall execute and deliver, upon META's or the Company's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement. By their approval of this Agreement, the stockholders of SENTRY agree to make themselves available and to otherwise assist META and the Surviving Corporation after the Effective Time in carrying out the terms and intent of this Agreement.

     10.4 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     10.5 Entire Agreement. This Agreement , together with the Schedules and Exhibits hereto, supersede any other agreement, whether written or oral, that may have been made or entered into by META and SENTRY (or by any officer or officers of such parties) relating to the matters contemplated hereby or thereby. This Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

     10.6 Amendment or Modification. At any time before or after the adoption of this Agreement by the stockholders of SENTRY, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby.

     10.7 Waiver. Any party to this Agreement may, by written notice to the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     10.8 Assignability. This Agreement shall not be assignable by SENTRY, on the one hand, or META or the Company, on the other hand, without the prior written consent of META, on the one hand, or SENTRY, on the other hand, as the case may be.

     10.9 Certain Definitions: For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

     "Environmental Laws" means any and all laws or regulations, judicial decisions, orders or permits relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances medical wastes or other wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means all liabilities arising in connection with or in any way relating to the assets of SENTRY or SENTRY's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule
3.22 and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

     "Final META Stock Price" shall mean the average closing price of META Common (rounded to the nearest penny) for the five (5) trading days ending on and including the second-to-last trading day which immediately precedes the date on which a payment is made pursuant to Section 9.5 or a valuation is made of Escrow Shares for any other reason hereunder, as the case may be, in each case calculated on the basis of the last reported sales price of META Common on the Nasdaq National Market.

     "Hazardous Substance" means petroleum products or hazardous substances as defined in Section 101 of CERCLA.

     "META Closing Price" shall mean the average closing price of META Common (rounded to the nearest penny) for the twenty (20) trading days ending on and including the second-to-last trading day which immediately precedes the Closing Date, calculated on the basis of the last reported sales price of META Common on the Nasdaq National Market.

     "META Contingent Closing Price" shall mean the average closing price of META Common (rounded to the nearest penny) for the twenty (20) trading days ending on and including the second-to-last trading day which immediately precedes the Contingent Closing Date, calculated on the basis of the last reported sales price of META Common on the Nasdaq National Market.

      "Options Exchange Ratio" shall mean that number obtained by computing (to four decimal places) the following formula:

                                    A      / E
                               ----------
                                B + (C-D)

, where:

   A  =        *
   B  =  the  number  of  issued  and  outstanding  shares  of  SENTRY  Common immediately prior to the Effective Time
   C  =  722,582
   D  =  the number of shares of SENTRY Common underlying  options to purchase
         SENTRY Common listed on Schedule 10.9, which options are subsequently terminated for any reason prior to the Effective Time
   E  =  the META Closing Price

     "person"  shall  mean any  individual,  corporation,  partnership,  limited
liability   company,   trust,   joint   venture,   unincorporated   association,
Governmental Authority or other entity; and

     "Release" has the meaning specified in 42 U.S.C. ss. 9601(22).

     "SENTRY Stock Option Plans" shall mean the Amended and Restated 1996 Equity Compensation Plan.

     "SENTRY Warrants" shall mean the outstanding SENTRY Common Purchase Warrant to purchase an aggregate of 103,820 shares of SENTRY Common with a stated exercise price of $3.615 and issued on November 12, 1996 to Safeguard Scientifics (Delaware), Inc.

     "subsidiary" of any person shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such person.

     "Surviving   Corporation  Auditors"  shall  mean  a  nationally  recognized independent auditing firm chosen by META, which firm may be META's auditors.

     "Surviving Corporation Operating Income" shall be prepared in accordance with the principles set forth in Schedule 2.3(e) and shall mean the Surviving Corporation Revenues less operating expenses of the Surviving Corporation for the twelve month period ending December 31, 1999 determined in accordance with generally accepted accounting principles applied on a consistent basis and consistent with the accounting principles on the basis of which SENTRY's audited financial statements for the twelve month period ended December 31, 1997 were prepared, including, but not limited to:

                 (v)  cost of services and fulfillment,

                 (w)  selling and marketing,

                 (x)  general and administrative, and

                 (y)   depreciation   and   amortization   (including,   without
                 limitation,   amortization  of  goodwill  associated  with  the
                 Initial Consideration).

     "Surviving Corporation Operating Margin" shall mean the percentage computed
by  multiplying  100  by  the  quotient   obtained  by  dividing  the  Surviving
Corporation Revenues into the Surviving Corporation Operating
Income.

     "Surviving Corporation Revenues" shall mean the total revenues of the Surviving Corporation for the twelve month period ending December 31, 1999 determined in accordance with generally accepted accounting principles applied on a consistent basis and consistent with the accounting principles on the basis of which SENTRY's audited financial statements for the twelve month period ended December 31, 1997 were prepared, and appropriately adjusted to eliminate intercompany accounts and Book Escrow Payments, if any, and the other principles set forth in Schedule 2.3(e).

     10.10 Headings and Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

     10.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

     If to META or the Company:

           META Group Inc.
           208 Harbor Drive
           Stamford, CT 06912-0061
           Attention:  Bernard F. Denoyer, Chief Financial Officer

           with a copies to:

           Testa, Hurwitz & Thibeault, LLP
           High Street Tower
           125 High Street
           Boston, Massachusetts  02110
           Attention:  Mark J. Macenka, Esq.

     If to SENTRY:

           The Sentry Group, Inc.
           One Research Drive, Suite 400B
           Westborough, MA 01581
           Attention:  Allan Shriber, Chief Financial Officer

     with a copy to:

           Robert DeN. Cope, Esq.
           44 Elm Street, Suite 503
           Worcester, Massachusetts  01609-2523

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 10.11 or in accordance with the latest unrevised direction from such party given in accordance with this Section 10.11.

     10.12 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

     10.13 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     10.14 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. For the purposes of executing this Agreement, (a) a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; (c) the document transmitted (or the document of which the page containing the signature or signatures of one of more parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures; and (d) at the request of a party, each party who executed a document and transmitted such document by facsimile machine or telecopier, shall provide such original document to the other party. No party may raise as a defense to the enforcement of this Agreement or any other document required to be delivered in accordance with its terms, including any amendment thereof, that a facsimile machine or telecopier was used to transmit a signature of that party or another party on the Agreement, other document, or amendment.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


Attest:                                 META GROUP, INC.

/S/ Bernard F. Denoyer
---------------------                       By: /s/ Dale Kutnick
Name: Bernard F. Denoyer                       -----------------------------
Title: CFO, VP-Finance                      Name:  Dale Kutnick
                                            Title: President
           [seal]


                                            By: /s/ Bernard F. Denoyer
                                                --------------------------
                                            Name:  Bernard F. Denoyer
                                            Title: Treasurer
Attest:
                                            MG ACQUISITION CORPORATION
/s/ Bernard F. Denoyer
----------------------
Name: Bernard F. Denoyer                    By: /s/Dale Kutnick
Title:CFO, VP-Finance,                          ---------------------------
      Secretary & Treasurer                 Name:  Dale Kutnick
                                            Title: President



           [seal]                           By: /s/ Bernard F. Denoyer
                                                ---------------------------
                                            Name:  Bernard F. Denoyer
                                            Title: Vice President
Attest:

                                            THE SENTRY GROUP, INC.

/s/ Robert DeN. Cope
-----------------------------               By: /s/ Robert H. Cawly
Name: Robert DeN. Cope                          ----------------------------
Title: Clerk                                Name:  Robert H.Cawly
                                            Title: President and CEO

[seal]
                                            By: /s/ Allan N. Shriber
                                                -----------------------------
                                            Name:  Allan N. Shriber
                                            Title: Treasurer

     In accordance with Item 601 (b)(2) of Regulation S-X, the Schedules to this Agreement have not been filed. The omitted schedules principally contain disclosure information with respect to Sentry which supplements Sentry's representations and warranties and consist of various corporate matters, financial matters, liabilities, properties, material contracts, employee matters, and other matters. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.